UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

þ	Preliminary Proxy Statement

o	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

X	Definitive Proxy Statement

o	Definitive Additional Materials

o	Soliciting Material Pursuant to §240.14a-12
CASTLIGHT HEALTH, INC.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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X	No fee required
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April 20, 2021
To Our Stockholders:
You are cordially invited to attend the 2021 Annual Meeting of Stockholders of Castlight Health, Inc. The meeting will be held on Thursday, June 10, 2021, at 9:00 a.m. (Pacific Time). In light of public health concerns regarding the coronavirus pandemic, the Annual Meeting will be held in a virtual meeting format only. We regret that you will not be able to attend the Annual Meeting in person.
We have elected to deliver our proxy materials to our stockholders over the Internet, as allowed by applicable rules of the Securities and Exchange Commission (“SEC”). We believe that this delivery process reduces our environmental impact and lowers the costs of printing and distributing our proxy materials without impacting our stockholders’ timely access to this important information. On or about April 20, 2021, we expect to mail our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access our proxy statement for our 2021 Annual Meeting of Stockholders and our 2020 Annual Report on Form 10-K for the year ended December 31, 2020. The Notice of Internet Availability also provides instructions on how to vote by telephone or through the Internet and includes instructions on how to receive a paper copy of the proxy materials by mail.
The matters to be acted upon are described in the accompanying notice of annual meeting and proxy statement.
Please use this opportunity to take part in our company’s affairs by voting on the business to come before the meeting. Whether or not you plan to attend the meeting, please vote on the Internet or by telephone or request, sign, and return a proxy card to ensure your representation at the meeting. Your vote is important.
We hope you join us on-line for this year’s http://ir.castlighthealth.com/investor-relations/investors-overview/meeting.
Sincerely,
Maeve O'Meara
Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 10, 2021: THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT http://www.astproxyportal.com/ast/18865

CASTLIGHT HEALTH, INC.
150 Spear Street, Suite 400
San Francisco, California 94105
________________
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
________________
To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders of Castlight Health, Inc., a Delaware corporation (“Castlight”) will be held on Thursday, June 10, 2021, at 9:00 a.m. (Pacific Time) (“Annual Meeting”). In light of public health concerns regarding the coronavirus pandemic, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting in person.
We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:
1.To elect three Class I directors, each to serve until the 2024 annual meeting of stockholders and until such director’s successor has been elected and qualified, or until such director's earlier resignation or removal;
2.To approve, on a non-binding advisory basis, the compensation paid by us to our named executive officers, as disclosed in this proxy statement;
3.To ratify the appointment of Ernst & Young LLP as Castlight’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and
4.To transact such other business as may properly come before the Annual Meeting of stockholders and any postponement or adjournment of the Annual Meeting of stockholders.
Only stockholders of record at the close of business on April 15, 2021 are entitled to notice of, and to vote at, the meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for review or examination by any stockholder for any purpose relating to the meeting by sending an email to 2021stockholderlist@castlighthealth.com.
Your vote as a Castlight Health, Inc. stockholder is very important. With respect to all matters that will come before the meeting, each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on April 15, 2021, the Record Date. Holders of our Class A common stock and of our Class B common stock will vote together as a single class on all matters presented. For questions regarding your stock ownership, if you are a registered holder, you can contact our transfer agent, American Stock Transfer & Trust Company, LLC, through their website at http://www.astfinancial.com, by mail at 6201 15th Avenue, Brooklyn, NY 11219, or by phone at (800) 937-5449.

By Order of our Board of Directors,

Alex Shvartsman
General Counsel and Corporate Secretary
San Francisco, California
April 20, 2021

Whether or not you expect to attend the meeting, we encourage you to read the proxy statement and vote by telephone or through the Internet or request and submit your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the sections entitled “General Proxy Information” and “Questions and Answers About Our Annual Meeting” beginning on page 1 of the proxy statement and the instructions on the enclosed Notice of Internet Availability of Proxy Materials.

CASTLIGHT HEALTH, INC.
PROXY STATEMENT FOR 2021 ANNUAL MEETING OF STOCKHOLDERS
i

Delinquent Section 16(a) Reports	50
Stockholder Proposals to be Presented at Next Annual Meeting	50
“Householding” – Stockholders Sharing the Same Last Name and Address	50
Available Information	51
COMMUNICATION WITH THE BOARD OF DIRECTORS	51
OTHER MATTERS	51
APPENDIX A: Reconciliation of GAAP to Non-GAAP Financial Measures	52
ii

CASTLIGHT HEALTH, INC.
150 Spear Street, Suite 400
San Francisco, California 94105
________________
PROXY STATEMENT FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
________________
GENERAL PROXY INFORMATION
Information About Solicitation and Voting
The accompanying proxy is solicited on behalf of the Board of Directors of Castlight Health, Inc., a Delaware corporation (“we”, “us” or “Castlight”), for use at our 2021 Annual Meeting of Stockholders (the “meeting” or “Annual Meeting”) to be held on Thursday, June 10, 2021, at 9:00 a.m. (Pacific Time), and any adjournment or postponement thereof. In light of public health concerns regarding the coronavirus pandemic, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting in person. If you held shares of our common stock on April 15, 2021 (the “Record Date”), you are invited to attend the meeting virtually and vote on the proposals described in this proxy statement.
Internet Availability of Proxy Materials
Under rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to our stockholders via the Internet instead of mailing printed copies of those materials to each stockholder. On or about April 20, 2021, we expect to send to our stockholders a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice of Internet Availability also provides instructions on how to vote by telephone or through the Internet and includes instructions on how to receive a paper copy of the proxy materials by mail.
This process is designed to reduce our environmental impact and lowers the costs of printing and distributing our proxy materials without impacting our stockholders’ timely access to this important information. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.
Important Information About Our 2021 Virtual Annual Meeting

Our 2021 Annual Meeting will be conducted online only, via live webcast. Stockholders with a valid control number will be able to access the meeting live by visiting https://web.lumiagm.com/267919218 (password: castlight2021). We are using the virtual meeting format to enhance stockholder access in light of health risks related to the global pandemic that our stockholders may have faced if we had an in-person meeting at this time, and to encourage participation and communication with our management.

We held a virtual annual meeting in 2020 due to the global pandemic and are doing the same in 2021. We will ensure that in 2021 our stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting. We believe this format will facilitate stockholder attendance and participation by enabling all stockholders to participate fully, and equally, using any Internet-connected device, from any location, at no cost. Our virtual meeting format increases our ability to engage with all stockholders, regardless of size, resources, or physical location, protects the health and safety of attendees, saves the Company’s and stockholders’ time and money, and reduces our environmental impact.

Our stockholders will be able submit questions to management following the business portion of the meeting, as they would be able to do during an in-person meeting. During the live question and answer session of the meeting, members of our executive management team and our Chair of the Board will answer questions as they come in, as time permits.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING
Q: Why am I receiving these proxy materials?
A: We have made these materials available to you on the Internet or, upon your request, have delivered printed versions of these materials to you by mail, in connection with our solicitation of proxies for use at the 2021 Annual Meeting to be held at 9:00 a.m. Pacific Time on Thursday, June 10, 2021. These materials were first sent or given to stockholders on or about April 20, 2021. You are invited to attend the Annual Meeting via the Internet and are asked to vote on the proposals described in this proxy statement.
Q: What is included in these proxy materials?
A: These proxy materials include:
•The notice of the Annual Meeting;
•Our proxy statement for the Annual Meeting; and
•Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on February 24, 2021.
If you requested printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.
Q: What proposals will be considered at the meeting?
A: The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying notice of Annual Meeting and include:
1.The election of three Class I directors who will hold office until the earlier of the 2024 Annual Meeting and until such director’s successor has been elected and qualified, or until such director's earlier resignation or removal;
2.An advisory (non-binding) vote to approve the compensation of our named executive officers; and
3.The ratification of our appointment of Ernst & Young LLP as our auditors and independent registered public accounting firm, and authorization of the audit committee, acting on behalf of our Board, to fix the remuneration of Ernst & Young LLP for our fiscal year ending December 31, 2021.
If any other matters properly come before the meeting or any adjournment or postponement thereof, the persons named in the proxy card will vote in their discretion the shares represented by all properly executed proxies.
Q: How does our Board recommend that I vote on the proposals?
A: At the Annual Meeting, our Board recommends that our stockholders vote:
1.FOR the election of the Class I director nominees listed in Proposal No. 1, who will hold office until the earlier of the 2024 Annual Meeting and until such director’s successor has been elected and qualified or until such director’s earlier resignation or removal (see Proposal No. 1);
2.FOR the approval, on an advisory and non-binding basis, of named executive officer compensation (see Proposal No. 2); and
3.FOR the ratification of our appointment of Ernst & Young LLP as our auditors and independent registered public accounting firm, and authorization of the audit committee, acting on behalf of our Board, to fix the remuneration of Ernst & Young LLP for our fiscal year ending December 31, 2021 (see Proposal No. 3).

Q: Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of the proxy materials?
A: The SEC has adopted rules to allow companies to post proxy materials on the Internet and provide only a Notice of Internet Availability of Proxy Materials to stockholders. We have elected to provide access to our proxy materials primarily over the Internet. Accordingly, we are sending a Notice of Internet Availability to most of our stockholders of record and beneficial owners. All stockholders receiving the Notice of Internet Availability will have the ability to access the proxy materials over the Internet and request a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice of Internet Availability. In addition, the Notice of Internet Availability contains instructions on how you may request access to proxy materials in printed form by mail or electronically on an ongoing basis. The Notice of Internet Availability also instructs you how to submit your proxy electronically over the Internet or by mail.
Q: How can I get electronic access to the proxy materials?
A: The Notice of Internet Availability will provide you with instructions regarding how to:
•View the proxy materials for the Annual Meeting on the Internet; and
•Instruct us to send future proxy materials to you by e-mail.
Our proxy materials are also available on the investor relations page of our website at www.castlighthealth.com. None of the materials on our website other than the proxy materials are part of this proxy statement or incorporated by reference herein.
Choosing to receive future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.
Q: Who can vote?
A: The Record Date for the Annual Meeting has been set as the close of business, Pacific Time, on April 15, 2021. Only stockholders of record as of such date will be entitled to notice of and to vote at the meeting. On the Record Date, there were 28,397,210 of Class A common stock issued and outstanding and 129,521,529 of Class B common stock issued and outstanding. With respect to all matters that will come before this meeting, each holder of shares of Class A and Class B common stock is entitled to one vote for each share of common stock held as of the close of business on April 15, 2021, the Record Date.

Holders of our Class A common stock and of our Class B common stock will vote together as a single class. You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee. We do not have cumulative voting rights for the election of directors.
Q: What should I do now to vote?
A: You may vote your shares either by submitting a completed proxy via the Internet, telephone, or by mail, or by voting at the virtual annual meeting. After carefully reading and considering the information contained in this proxy statement, please follow the instructions as summarized below, depending on whether you hold shares directly in your name as a stockholder of record or you are the beneficial owner of shares held through a broker, bank, or other nominee. Most of our stockholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between the procedures for voting shares held of record and those owned beneficially.
Q: If my shares are held in “street name” by my broker, bank, or other nominee, how do I vote my shares?
A: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in “street name,” and the Notice of Internet Availability will, subject to the terms made between you and the stockholder of record, be forwarded to you by your broker, bank, or other nominee who is considered, with respect to those shares, the stockholder of record. If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. To vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of submitting voting instructions over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on a voting instruction form.
If your shares are held in “street name,” you may also vote your shares at the Annual Meeting. To be able to vote your shares held in “street name” at the Annual Meeting, you will need to obtain a legal proxy from the stockholder of record.
Q: If I am a stockholder of record, how do I vote my shares?
A: If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company (our “Transfer Agent”), you are considered the stockholder of record with respect to those shares and the Notice was sent directly to you. There are four ways to vote:
•At the Meeting. You may vote at the Annual Meeting.
•By Telephone. You may submit your proxy by calling the toll-free number provided in the proxy card.
•Via the Internet. You may submit your proxy via the Internet by following the instructions provided in the Notice.
•By Mail. If you request printed copies of the proxy materials by mail, you may submit your proxy by filling out the proxy card and sending it back in the envelope provided.
Please be aware that if you issue a proxy or give voting instructions over the Internet or by telephone, you may incur costs such as Internet access and telephone charges for which you will be responsible.
Q: What happens if I do not cast a vote?
A: Many of our stockholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Beneficial owners — If you hold your shares in “street name,” it is critical that you instruct your broker, bank or other nominee to cast your vote if you want it to count in the election of directors (Proposal No. 1) and approval of named executive officer compensation (Proposal No. 2). The term “broker non-vote” refers to shares held by a broker or other nominee (for the benefit of its client) that are represented at the meeting, but with respect to which such broker, bank, or nominee is not instructed to vote on a particular proposal and does not have discretionary authority to vote on that proposal. Brokers, banks, and nominees do not have discretionary voting authority on non-routine matters (including Proposal Nos. 1 and 2) and accordingly may not vote on such matters absent instructions from you as the beneficial holder. Thus, if you hold your shares in “street name” and you do not instruct your broker, bank, or other nominee on how to vote in the election of directors (Proposal No. 1) and with respect to named executive officer compensation (Proposal No. 2), no votes will be cast on your behalf on such matters.
The proposal at the Annual Meeting to ratify our appointment of Ernst & Young LLP as our auditors and independent registered public accounting firm, and authorize the audit committee, acting on behalf of our Board, to fix the remuneration of Ernst & Young LLP for our fiscal year ending December 31, 2021 (Proposal No. 3) is considered a routine matter for which brokerage firms may vote uninstructed shares. It is important to us that you affirmatively vote on all matters, but particularly for the matters in Proposals 1 and 2 since they are non-routine matters as described above.
Stockholders of record — If you are a stockholder of record and you do not cast your vote or submit a proxy, no votes will be cast on your behalf on any of the items of business at the Annual Meeting. However, if you sign and return the proxy card with no further instructions, the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this proxy statement and, as the proxy holders, may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting. A stockholder may also abstain from voting on any proposal. An “abstention” occurs when a stockholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Abstentions have the same effect as an “withhold” vote with respect to the election of directors (Proposal No. 1). Abstentions will have no effect on the outcome of the vote for all other proposals.
Q: How are votes counted?
A: Each share of Class A or Class B common stock held by a stockholder as of the Record Date is entitled to one vote with respect to the matters to be voted on at the Annual Meeting. There is no cumulative voting in the election of directors. All votes will be tabulated by the inspector of elections appointed for the meeting, who will count the votes, determine the existence of a quorum and the validity of proxies and ballots, and certify the results of the voting.
Q. How can I participate in the virtual Annual Meeting?

•Instructions on how to attend the virtual Annual Meeting are posted here — https://go.lumiglobal.com/faq.
•Stockholders may begin to log into the meeting platform beginning at 8:00 a.m., Pacific time, on June 10, 2021. The meeting will begin promptly at 9:00 a.m., Pacific time.
•Stockholders will need to use the control number provided in their proxy materials to attend the Annual Meeting and listen live at https://web.lumiagm.com/267919218 (password: castlight2021).
•Stockholders of record and beneficial owners as of the April 15, 2021 Record Date may vote their shares electronically live during the virtual Annual Meeting.

Q: How can I change or revoke my proxy after I have submitted it?
A: You may change or revoke your proxy at any time before it is voted at the Annual Meeting by (1) delivering to our office at 150 Spear Street, Suite 400, San Francisco, CA 94105 a written notice addressed to “Corporate Secretary’ stating that the proxy is revoked, (2) Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), (3) signing and returning a new proxy card with a later date, or (4) attending the Annual Meeting and voting at that time. If you are a beneficial owner and submitted voting instructions to your broker, bank, or other nominee, please refer to the instructions provided by your broker, bank, or other nominee on how to change your vote.
Q: What if other matters come up at the meeting?
A: The matters described in this proxy statement are the only matters of which we are aware that will be voted on at the meeting. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy card will vote the shares represented by all properly executed proxies in their discretion.
Q: What quorum is required for action at the meeting?
A: The presence in person, or by proxy, of a majority of the voting power of the shares of stock entitled to vote at the meeting shall constitute a quorum at the meeting. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. In the event there are not sufficient shares present for a quorum at the time of the Annual Meeting, the meeting will stand adjourned for one week or otherwise as may be determined by our Board in accordance with the Bylaws to permit the further solicitation of proxies.
Q: What vote is required to approve each proposal?
A: The following is a description of the votes required to approve each proposal.
Proposal No. 1: The nominees for Class I director receiving the affirmative vote each director will be elected by a plurality of the votes cast, which means that the three individuals nominated for election to our Board of Directors at the meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” all of the nominees or “WITHHOLD” your vote with respect to any of the nominees. Abstention votes have the same effect as a “withhold” vote with respect to the election of directors, but broker non-votes will be entirely excluded from the vote and will have no effect on the outcome of this proposal.
Proposal No. 2: Our stockholders will have an advisory (non-binding) vote on named executive officer compensation as described in this proxy statement, which requires the affirmative vote of a majority of the shares of common stock present or represented at the meeting and voting affirmatively or negatively on the proposal to be approved. Abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome of this proposal. The vote is advisory and therefore not binding on our Board; however, our Board and the Compensation and Talent Committee will consider the result of the vote when making future decisions regarding our executive compensation policies and practices.

Proposal No. 3: Appointment of Ernst & Young LLP as our auditors and independent registered public accounting firm, and authorization of the audit committee, acting on behalf of our Board, to fix the remuneration of Ernst & Young LLP for our fiscal year ending December 31, 2021, requires the affirmative vote of a majority of the shares of common stock present or represented at the meeting and voting affirmatively or negatively on the proposal in order to be approved. Abstentions will be entirely excluded from the vote and will have no effect on the outcome of this proposal.
Q: What does it mean if I receive more than one Notice or e-mail about the Internet availability of the proxy materials or more than one paper copy of the proxy materials?
A: If you receive more than one Notice, more than one e-mail, or more than one paper copy of the proxy materials, it means that you have multiple accounts with your brokers or the Transfer Agent. Please vote all of these shares. For all of your shares to be voted by proxy, you must complete, sign, date, and return each proxy card and voting instruction card that you receive and do so for all shares represented by each Notice and e-mail that you receive. We encourage you to have all your shares registered in the same name and address. You may do this by contacting your broker or the Transfer Agent.
Q: What is the contact information for our Transfer Agent?
A: Contact information for our Transfer Agent is as follows:

AST Stockholder Services Call Center	American Stock Transfer & Trust Company, LLC
Toll Free: 800.937.5449	6201 15th Avenue
Local & International: 718-921-8124	Brooklyn, NY 11219
Hours: 8 a.m. – 8 p.m. ET Monday to Friday	E-mail: Help@astfinancial.com
Website: www.astfinancial.com
Q: Who is making and paying for this proxy solicitation?
A: This proxy is solicited on behalf of our Board of Directors. We will pay the cost of distributing this proxy statement and related materials, as well as the cost of soliciting proxies. We will also reimburse brokers, banks, and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of shares or other persons for whom they hold shares. We have retained D.F. King to assist us in the solicitation of proxies and we have agreed to pay them a fee of approximately $12,500, plus reasonable expenses, for these services. In addition, to the extent necessary to ensure sufficient representation at the meeting, we may solicit the return of proxies by personal interview, mail, telephone, facsimile, Internet, or other means of electronic transmission. The extent to which this will be necessary depends upon how promptly proxies are returned. We urge you to send in your proxy without delay.
Q: How can I find out the results of the voting at the Annual Meeting?
A: We plan to announce preliminary voting results at the meeting. Final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the meeting. If the final voting results are not available within four business days after the meeting, we will provide the preliminary results in the Form 8-K and the final results in an amendment to the Form 8-K within four business days after the final voting results are known to us.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) ACTIVITIES

Our Commitment

As a company deeply committed to improving healthcare navigation and outcomes, Castlight recognizes its responsibility to create a positive impact on our communities and an inclusive workplace for our employees. Our values continue to drive our efforts towards inclusion, sustainability, and good governance, and remain focal to our operational success.

Our Values

Our core values reflect who we are today as well as the future we are building together. They serve not only to remind us of our mission, but help guide our day-to-day interactions and inform our decision making.

•One Team: We act from a place of respect and care for all and assume positive intent. We value communication and collaboration across teams. We consider how our actions impact others. We continue to build a diverse and inclusive community of Castlighters that energizes and inspires our work.
•On a Mission: We exist to transform healthcare by empowering individuals to live healthier, happier lives. We create innovative, data-driven solutions to improve the wellbeing and healthcare journey of our users, including our employees. We address complex problems with pride, empathy, drive, and ownership.
•Making Things Happen: We grow and adapt in partnership with our customers. We are nimble and take accountability for creating world-class experiences for our users.

Diversity, Inclusion, and Belonging

Our ability to live our values and deliver on our mission starts by building a diverse team that reflects the communities we serve and where we work and live. We have established an annual hiring goal of 50% women and 20% individuals who identify as members of an underrepresented community, and strongly believe in making greater strides towards equity among our employees, management team, and Board of Directors. As of March 31, 2021:

•Women constitute 51% of our full-time workforce;
•15% of our U.S. employees self-identify as members of an underrepresented community;
•34% of our employees at or above the Director level are women, as are 31% of all VPs and above;
•Women hold 33% of our technology roles and 21% of our engineering positions; and
•Our Board of Directors includes two women and one director who self-identifies as a member of an underrepresented community.

Employee Engagement. Our employees operate several Employee Resource Groups, including those for women in technology, LGBTQ-identified employees, and employee communities focused on cultural conversations and volunteering. And as our workforce adjusted to a fully remote experience in 2020, Castlight took substantive steps to gauge employee inclusion and regularly assess the health and wellbeing of our teams. Results of our early 2021 employee engagement survey conducted by Gallup showed that, out of a possible score of 5, Castlight scored a 4.23 on employees feeling strongly connected to the organization’s mission. Our employee engagement/NPS score increased 16 points in the six-month period between surveys.

COVID-Related Impact on Our Workforce. In light of the impact of COVID-19 on our business and in an effort to manage costs, in May 2020, we made several difficult but necessary decisions that affected our team — we instituted a workforce reduction that impacted 13% of our employees, and implemented a temporary base salary reduction for executive management, directors, and other employees, effective May 16, 2020, consisting of: a 30% reduction for our Chief Executive Officer, a 25% reduction for our Chief Financial Officer, a 20% reduction for other members of our executive leadership team, and tiered reductions of 10% - 15% for non-leadership employees with salaries above $100,000. We anticipated these reductions would last at least six months and be re-evaluated at that time. And in early November 2020, after evaluating the impact of our cost management strategy, we reinstated full salaries for employees impacted by the salary reduction.

In order to help mitigate the impact of salary reductions on our non-executive team members, our Compensation and Talent Committee of the Board of Directors approved a special equity grant of restricted stock units for each affected employee. This special equity grant program was intended to motivate our employees to remain with the Company and help us continue our momentum for future growth, as well as to allow employees to participate in upside from that growth. The RSUs vest quarterly over a one-year period from the grant date rather than over a four-year period. At the time of grant, the trading price of the Company’s Class B common stock was $0.69 per share. As of April 15, 2021, the trading price of the Company’s Class B common stock was $1.61 per share, an increase in value of 133% from the date of grant.

Sustainability

Our commitment to corporate responsibility is also reflected in our efforts to maintain a low carbon footprint. This year, we began using the Sustainability Accounting Standards Board (“SASB”) Sustainable Industry Classification System Standard for “Software and IT Services in the Technology and Communications Sector” to guide some of our disclosures. These SASB standards provide a helpful framework of “key sustainability metrics” that we believe will help Castlight create long term value for our communities and stakeholders.

Our Offices. Our corporate headquarters are located at 150 Spear Street in San Francisco, California, where we currently occupy approximately 31,000 square feet for administration, sales and marketing, research and development, engineering, customer support, and professional services. In 2020, the building received Leadership in Energy and Environmental Design (“LEED”) Platinum certification and, as part of the CleanPowerSF Super Green Program, receives 100% of its energy from renewable sources. It also diverts approximately 90% of its solid waste from landfills.

Our Customer Center for Excellence in Sandy, Utah, which supports our Customer Excellence team, occupies approximately 25,000 square feet of office space in an LEED Gold certified building. The building is enrolled in the Rocky Mountain Power Blue Sky renewable energy program, the collective participants of which supported 1,268,586 megawatt-hours of renewable energy and reduced their combined carbon footprints by 956,341 tons of CO2e.

Our Data Centers. We use the services of a geographically-dispersed, third-party data center vendor that is Bronze certified by EcoVadis, a provider of business corporate sustainability ratings, and reports its greenhouse gas emissions annually to the Carbon Disclosure Project. For information about EcoVadis’ sustainability ratings, please see www.ecovadis.com. For information about the Carbon Disclosure Project, please see www.cdp.net.

E-Waste Recycling and Disposal. We use a Responsible Recycling (R2)-certified vendor to process our obsolete technology equipment. We recycled 256 pounds of equipment in 2020 and 456 pounds of equipment in 2019. For information about R2 certification, please see https://sustainableelectronics.org/r2/.

Castlight Gives Back

Covid-19 Response. As the country grappled with the onset of COVID-19 and our customers looked for ways to maintain the health and wellbeing of their employees, we rallied as an organization and, through our employees’ dedicated efforts, provided the following support to the communities at large:

•Launched a comprehensive national COVID-19 Test-site Finder as a publicly available directory that has helped more than 5 million unique individuals find a testing site and also powers well-known public resources, including Google Maps and state health departments;
•Conducted research around cost of care and deferred care during the pandemic, including an analysis of deferred immunizations published in the Journal of the American Medical Association; and
•Analyzed equity of access to test sites, including research published in partnership with ABC News’ FiveThirtyEight.

For our customers, our support included:

•A COVID-19 resource center, providing education and communication of healthcare coverage;
•Expanded Behavioral Health product support to address mental health burdens on employees;

•Customer-specific analytics to identify and communicate with populations vulnerable to COVID-19;
•Complementary access to certain ecosystem resources;
•Expanded community Flu Shot Finders, given limited on-site flu shots for employers;
•Working Well return-to-workplace solution for employers and higher education institutions to offer easy, daily symptom tracking, and self-attestation for safe re-entry to work and campus; and
•COVID-19 Vaccine Navigation services, including vaccine educational information, eligibility information, and guidance to nearby or available vaccination locations.

Giving. In addition to leveraging our technology in support of our efforts to make a positive social impact, our employees also spearheaded several campaigns to support underrepresented and disadvantaged communities including:

•First annual Week of Giving to benefit Feeding America, a network of more than 200 food banks that helps the one in nine Americans who struggle to get enough to eat. Our employee contributions and employer match exceeded our goal by 140% and contributed over $24,000 to Feeding America - enough to secure and distribute approximately 288,000 pounds of food, or the equivalent of 240,000 meals, to those in need.
•Our 23rd Hackathon, “Bridging Inequity Gaps in Healthcare,” which not only identified opportunities for Castlight’s future product roadmap, but which also raised money for organizations that focus on diversity, equity, and inclusion. See our blog, https://www.castlighthealth.com/2020/07/24/castlight-hackathon-23-bridging-inequity-gaps-in-healthcare/ for more information about the winning projects and the projects that benefited.
•Contributed over 150 mentorship hours to seventh graders attending the Willie J. Brown Jr. Middle School in San Francisco, California, through the Spark mentorship program (www.sparkprogram.org). Castlight also made a $5,000 donation to support Spark’s important work in our community.

In addition, the Castlight application allows our customers and users to redeem their health and wellbeing program participation points for certain rewards, including the option to make charitable donations. With only a few clicks, our users and customers donated over $30,000 to the No Kid Hungry campaign sponsored by Share Our Strength (shareourstrength.org), whose mission is to end hunger and poverty in the U.S. and abroad.

Compliance and Ethics

Our values, and our efforts to maintain a culture of integrity, are also captured in our governance practices set forth in the Corporate Governance section below.
In addition, our Code of Business Conduct and Ethics, as well as mandatory annual anti-harassment, anti-corruption and anti-bribery training, and more targeted compliance training, help educate our employees on the risks of specific roles and business functions. And to promote a high standard of ethical and professional conduct within our Company, we provide an anonymous whistleblower/reporting hotline for Castlight personnel to address issues with full confidentiality.

The information on third party websites referenced in this ESG section is not incorporated by reference into this proxy statement.

CORPORATE GOVERNANCE
We are strongly committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management can pursue our strategic objectives for the benefit of our stockholders.
Stockholder Engagement and Corporate Governance
In December of 2020, we solicited input from the holders of approximately 55% of our common stock to discuss their views of our performance and any concerns they had with respect to our executive compensation program. Please see the “Stockholder Engagement” section in the Compensation Discussion and Analysis section in this Proxy Statement for more information about our outreach efforts.
Code of Business Conduct and Ethics

We have adopted codes of business conduct that apply to all of our directors, officers, and employees. Our Code of Business Conduct and Ethics for Directors is posted on the investor relations section of our website located at http://ir.castlighthealth.com/investor-relations/investors-overview/, by clicking on “Corporate Governance.” Any amendments or waivers of our Code of Business Conduct pertaining to a member of our Board of Directors or one of our executive officers will be disclosed on our website at the above-referenced address.
Board of Directors Leadership Structure
Our Corporate Governance Guidelines provide, and our Board of Directors believes, that it is in the best interests of Castlight for the roles of Chairperson and Chief Executive Officer to be separated. Maintaining separate roles of Chairperson and Chief Executive Officer provides us with optimally effective leadership. Our Chairperson’s duties include, among other things, the nonexclusive authority to preside over meetings of the stockholders and the Board of Directors (including non-executive directors of our Board of Directors) and to hold such other powers and carry out such other duties as are also granted to the Chairperson of our Board of Directors. Our Corporate Governance Guidelines also provide that the independent directors may, if deemed advisable, select a “Lead Independent Director.” Because we currently have an independent Chairman, the Board has not selected a Lead Independent Director.
Board Diversity
Our Board of Directors is currently comprised of nine directors, two of whom are women and one of whom identifies as a member of an “under-represented community,” as defined in California Assembly Bill 979. We are currently in compliance with California Senate Bill 826 and Assembly Bill 979, both of which require that our Board be comprised of a certain number of women and members of under-represented communities, respectively. We continue to evaluate the composition of our Board to make sure its membership not only serves our leadership needs as a leading healthcare navigation company, but also reflects the composition of the communities we serve.
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for the governance of Castlight. The Corporate Governance Guidelines provide, among other things, that:

•A majority of the directors be independent;
•Our Board of Directors shall appoint all members of Board committees;
•The Nominating and Corporate Governance Committee screens and recommends candidates to our Board of Directors;
•The Audit Committee, Compensation and Talent Committee, and Nominating and Corporate Governance Committee must consist solely of independent directors;

•In the absence of non-executive Chairperson of the Board, our Board shall designate a lead independent director who, among other duties, is responsible for presiding over executive session of the independent directors; and
•The independent directors shall meet regularly in executive session without the presence of the non-independent directors or members of our management.

Our Corporate Governance Guidelines are available on the Investor Relations section of our website, which is located at http://ir.castlighthealth.com/investor-relations/investors-overview/, by clicking on “Corporate Governance Guidelines,” under “Governance Documents.” The Corporate Governance Guidelines are reviewed at least annually by our Nominating and Corporate Governance Committee, and changes are recommended to our Board of Directors as warranted.
Role of the Board of Directors in Risk Oversight
One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management are undertaken. The Audit Committee also monitors security management, including our cybersecurity efforts, and compliance with legal and regulatory requirements. Our Compensation and Talent Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking and reviews the steps management has taken to monitor or mitigate compensation-related risk exposures.
Independence of Directors
Our Board of Directors determines the independence of our directors by applying the independence principles and standards established by the New York Stock Exchange, or NYSE. These provide that a director is independent only if our Board of Directors affirmatively determines that the director has no direct or indirect material relationship with our company. They also specify various relationships that preclude a determination of director independence. Material relationships may include commercial, industrial, consulting, legal, accounting, charitable, family and other business, professional and personal relationships.
Applying these standards, our Board of Directors annually reviews the independence of Castlight’s directors, taking into account all relevant facts and circumstances. In its most recent review, our Board of Directors considered, among other things, the relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.
Based upon this review, our Board of Directors has determined that all of the members of our Board of Directors other than Mr. Cohen and Ms. O’Meara are currently independent as determined under the rules of the NYSE.
Annual Board and Committee Self-Evaluations

The Board and its committees conduct an annual self-evaluation that is intended to determine whether the Board, its committees, and each member of the Board are functioning effectively, and to provide an opportunity to reflect upon, and improve, processes and effectiveness.

Outside legal counsel leads the evaluation process and conducts one-on-one discussions with each director to obtain the director’s assessment of the effectiveness and performance of the Board, its committees, and a peer review of each member of the Board. Additional discussion topics include, among others, Board and committee composition and refreshment; timing, agenda, and content of Board and committee meetings; Board dynamics and function; and executive succession planning. A summary of the results is presented to the Nominating and Corporate Governance Committee on an anonymous basis, identifying any themes or issues that have emerged. The

Chairperson of the Nominating and Corporate Governance Committee then presents the results to the Board which considers the results and ways in which Board and committee processes and effectiveness may be improved.

Meeting Attendance
During 2020, our Board of Directors held nine meetings and acted twice by unanimous written consent. During 2020, each member of our Board of Directors participated in at least 75% of the aggregate of all meetings of our Board of Directors and the aggregate of all meetings of committees on which such member served that were held during the period in which such director served during 2020.
Presiding Director of Non-Employee Director Meetings
Our non-employee directors meet in regularly scheduled executive sessions without management present to promote open and honest discussion. Our Chairperson, Dr. Roberts, is the presiding director at these meetings.

Director Attendance at Annual Stockholders’ Meeting
Our directors are invited and encouraged to attend the annual meeting of stockholders in person; however, we do not have a formal policy regarding attendance of annual meetings by the members of our Board of Directors. One of our nine directors at the time attended our 2020 Annual Meeting of Stockholders.
Committees of Our Board of Directors
Our Board of Directors has established an Audit Committee, a Compensation and Talent Committee, and a Nominating and Corporate Governance Committee. The composition and responsibilities of each committee are described below. Also, from time to time the Board may identify a special committee to manage certain discrete subject areas as needed. Members serve on these committees until their resignations, or until otherwise determined by our Board of Directors.

Name	Audit	CTC	Nom/Gov
Bryan Roberts			Chair
Michael Eberhard	Member
David Ebersman		Chair
Ed Park	Chair
David B. Singer	Member*		Member
Kenny Van Zant		Member
Judith K. Verhave		Member	Member
Number of Meetings in 2020	6	9	2
Actions by Written Consent	1	6	1
*Audit Committee financial expert
Copies of the charters for each standing committee are available by clicking on “Corporate Governance” in the investor relations section of our website, http://ir.castlighthealth.com/investor-relations/investors-overview/ or, without charge, upon request in writing to Castlight Health, Inc., 150 Spear Street, Suite 400, San Francisco, California 94105, Attn: General Counsel.
Audit Committee
Our Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, is comprised of Mr. Eberhard, Mr. Park, and Mr. Singer. Mr. Park is the chairperson of the Audit Committee. The composition of our Audit Committee meets the requirements for independence under the current NYSE and SEC rules and regulations. Each member of our Audit Committee is financially literate. In addition, our Board of Directors has determined that Mr. Singer is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. This designation does not impose on him any duties, obligations, or liabilities that are greater than are generally imposed on other members of our Audit Committee and our Board of Directors.

Our Audit Committee is directly responsible for, among other things:
•selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;
•ensuring the independence of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;
•establishing procedures for employees to submit, anonymously, concerns about questionable accounting or audit matters;
•considering the adequacy of our internal controls and internal audit function;
•reviewing material related party transactions or those that require disclosure;
•approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm; and
•monitoring security management and compliance with other legal and regulatory requirements.
Compensation and Talent Committee
Our Compensation and Talent Committee is comprised of Mr. Ebersman, Mr. Van Zant, and Ms. Verhave. Mr. Ebersman is the chairperson of our Compensation and Talent Committee. The composition of our Compensation and Talent Committee meets the requirements of independence under the NYSE rules and regulations. Each member of this committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. Our Compensation and Talent Committee retains, and does not delegate, any of its responsibility to determine executive compensation.
Our Compensation and Talent Committee is responsible for, among other things:
•reviewing and approving, or recommending that our Board of Directors approve, the compensation of our executive officers;
•reviewing and approving, or recommending that our Board of Directors approve, the compensation of our directors;
•administering our stock and equity incentive plans;
•reviewing and approving, or making recommendations to our Board of Directors with respect to, incentive compensation and equity plans;
•reviewing our overall compensation philosophy; and
•reviewing our executive officers’ and directors’ compliance with our stock ownership guidelines.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is comprised of Dr. Roberts, Mr. Singer, and Ms. Verhave. Dr. Roberts is the chairperson of our Nominating and Corporate Governance Committee. The composition of the Nominating and Corporate Governance Committee meets the requirements of independence under NYSE rules and regulations. The committee is responsible for, among other things:
•identifying and recommending candidates for membership on our Board of Directors;
•reviewing and recommending our corporate governance guidelines and policies;
•reviewing proposed waivers of the code of conduct for directors and executive officers;
•overseeing the process of evaluating the performance of our Board of Directors; and
•assisting our Board of Directors on corporate governance matters.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS
Nomination to our Board of Directors
Candidates for nomination to our Board of Directors are selected by our Board of Directors based on the recommendation of the Nominating and Corporate Governance Committee in accordance with the committee's charter, our certificate of incorporation and bylaws, our Corporate Governance Guidelines, and the criteria adopted by our Board of Directors regarding director candidate qualifications. In recommending candidates for nomination, the Nominating and Corporate Governance Committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
The Nominating and Corporate Governance Committee considers stockholder recommendations for director candidates. The Nominating and Corporate Governance Committee has established the following procedure for stockholders to submit director nominee recommendations:
•Our bylaws establish procedures pursuant to which a stockholder may nominate a person for election to our Board of Directors;
•If a stockholder would like to recommend a director candidate for the next annual meeting, he or she must submit the recommendations by mail to our Corporate Secretary at our principal executive offices, not less than 75 or more than 105 days prior to the first anniversary of the previous year's annual meeting;
•Recommendations for a director candidate must be accompanied by all information relating to such person as would be required to be disclosed in solicitations of proxies for election of such nominee as a director pursuant to Regulation 14A under the Securities Exchange Act of 1934, including such person's written consent to being named in the proxy statement as a nominee and to serve as a director if elected;
•The Nominating and Corporate Governance Committee considers nominees based on our need to fill vacancies or to expand our Board of Directors, and also considers our need to fill particular roles on our Board of Directors or committees thereof (e.g., independent director, Audit Committee financial expert, etc.); and
•The Nominating and Corporate Governance Committee evaluates candidates in accordance with its charter and policies regarding director qualifications, qualities, and skills discussed above.

Please see the “Additional Information” section at the end of this proxy statement for details concerning the stockholder proposal process for the 2022 Annual Meeting of Stockholders.
Director Qualifications
The goal of the Nominating and Corporate Governance Committee is to ensure that our Board of Directors possesses a variety of perspectives and skills derived from high-quality business and professional experience. The Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on our Board of Directors. To this end, the Nominating and Corporate Governance committee seeks nominees on the basis of, among other things, independence, integrity, diversity, skills, financial and other expertise, breadth of experience, knowledge about Castlight's business or industry, and willingness and ability to devote adequate time and effort to Board of Directors' responsibilities in the context of the existing composition, other areas that are expected to contribute to the Board of Directors’ overall effectiveness, and needs of the Board of Directors and its committees. Although the Nominating and Corporate Governance Committee uses these and other criteria to evaluate potential nominees, we have no stated minimum criteria for nominees.

While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, the Nominating and Corporate Governance Committee seek nominees with a diverse set of skills and characteristics that will complement the skills, characteristics, and experience of our existing directors and provide an overall balance of perspectives and backgrounds. In addition, the Committee takes into consideration the Company’s compliance with California state law regarding the Board composition of a publicly-traded company having headquarters in California.

The Nominating and Corporate Governance Committee does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our stockholders. When appropriate, the Nominating and Corporate Governance Committee may retain executive recruitment firms to assist it in identifying suitable candidates. After its evaluation of potential nominees, the Nominating and Corporate Governance Committee submits its chosen nominees to our Board of Directors for approval. The brief biographical description of each director set forth in Proposal No. 1 below includes the primary individual experience, qualifications, attributes, and skills of each of our directors that led to the conclusion that each director should serve as a member of our Board of Directors at this time.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Board of Directors currently consists of nine directors and is divided into three classes, with each class serving for three years, and with the terms of office of the respective classes expiring in successive years. Directors in Class I will stand for election at this meeting. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders held in 2022 and 2023, respectively. At the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors proposes that each of the Class I nominees named below be elected as a Class I director for a three-year term expiring at the 2024 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.
Shares represented by proxies will be voted FOR the election of each of the three nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this proxy statement and to serve if elected.
Nominees to Our Board of Directors
The Class I nominees, their ages, and their length of service on our Board of Directors as of the Record Date are provided in the table below. Additional occupational and biographical descriptions of each nominee are set forth in the text below the table. These descriptions include the experience, qualifications, qualities, and skills of each of our nominees that led to the conclusion that each director should serve as a member of our Board of Directors at this time.

Name of Director/Nominee	Age	Director Since
Seth Cohen	41	January 2018
Bryan Roberts, Ph.D.(1)	54	April 2008
Kenny Van Zant(2)	51	August 2016
(1)Chairperson of the Nominating and Corporate Governance Committee
(2)Member of the Compensation and Talent Committee
Seth Cohen has served on our Board of Directors since January 2018. Mr. Cohen is the co-founder and CEO of Ooda Health, a healthcare payments company, which he co-founded in 2018. Previously, Mr. Cohen served as Castlight's vice president, sales and alliances from 2010 to 2017. Prior to joining Castlight, Mr. Cohen served as a consultant for McKinsey & Company, a consulting firm, as a member of their healthcare payer and provider practice from 2008 to 2010. Mr. Cohen holds an MBA from the Harvard Business School, an MPH from the Harvard Kennedy School, and a BA in International Relations from Stanford University. Mr. Cohen's history with the company, experience in the digital healthcare, and insights into customer needs qualify him to make valuable contributions to the Board of Directors.
Bryan Roberts, Ph.D. co-founded Castlight in 2008, served as a director from 2008 to 2010, and has served as the Chairman of Castlight's Board of Directors since 2010. Dr. Roberts joined Venrock, a venture capital firm, in 1997, where he currently serves as a Partner. Dr. Roberts currently serves as the Chairman of the board of directors of 10X Genomics as well as a director on the boards of several private companies. Dr. Roberts previously served on the board of directors of athenahealth, Inc. from 1999 to 2009, XenoPort, Inc. from 2000 to 2007 and Sirna Therapeutics, Inc. from 2003 to 2007, Vitae Pharmaceuticals from 2001 to 2016, Zeltiq Aesthetics, Inc. from 2008 to 2016, Ironwood Pharmaceuticals, Inc. from 2001 to 2016, and Achaogen, Inc. from 2004 to 2019. From 1989 to 1992, Dr. Roberts worked in the corporate finance department of Kidder, Peabody & Co., a brokerage company. Dr. Roberts received a B.A. in Chemistry from Dartmouth College and a Ph.D. in Chemistry and Chemical Biology from Harvard University. Dr. Roberts' experiences with facilitating the growth of health care, health care IT and biotechnology companies, together with his historical perspective of Castlight, make him uniquely qualified to serve on our Board of Directors.

Kenny Van Zant has served on our Board of Directors since August 2016. He previously served as the Head of Business at Asana, the creator of cloud-based SaaS project management tools, where he led all business functions, including sales, marketing, customer support and finance. Prior to his role at Asana, Mr. Van Zant was the Senior Vice President, Chief Product Strategist at SolarWinds, where he led marketing and products. He has also held business and marketing leadership roles at Motive, BroadJump and Cisco Systems. He also serves as a board member for Puppet, Idera and Itential. Mr. Van Zant's deep experience in business, sales, marketing, and strategic planning make him well suited for service on our Board of Directors.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF
EACH OF THE THREE NOMINATED DIRECTORS.

Continuing Directors
The directors who are not currently standing for election, and their ages and their length of service on our Board of Directors as of the Record Date, are provided in the table below. Additional occupational and biographical descriptions of each such director are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities, and skills of each of our nominees that led to the conclusion that each director should serve as a member of our Board of Directors at this time.

Name of Director	Age	Director Since
Class II Directors - Terms Expiring 2022:
Ed Park(1)	46	April 2014
David B. Singer(1)(3)	58	June 2010
Judith K. Verhave(2)(3)	64	June 2018

Class III Directors - Terms Expiring 2023:
Michael Eberhard(1)	55	June 2016
David Ebersman(2)	51	July 2011
Maeve O'Meara	39	July 2019
(1)Member of the Audit Committee
(2)Member of the Compensation and Talent Committee
(3)Member of the Nominating and Corporate Governance Committee
Class II Directors:

Ed Park has served as a director of Castlight since April 2014 and is the CEO and co-founder of Devoted Health, a position he has held since March 2017. Prior to his role with Devoted Health, he served as Executive Vice President and COO of athenahealth, Inc., from July 2010 to March 2017, as Chief Technology Officer from March 2007 to June 2010 and as Chief Software Architect from 1998 to March 2007. Mr. Park obtained a Bachelor of Arts magna cum laude from Harvard College in Computer Science. Mr. Park brings to our Board of Directors his years of experience overseeing technology and operations at a cloud-based services and mobile applications company in the health care industry which make him well suited for service on our Board of Directors.
David B. Singer has served on our Board of Directors since June 2010. Mr. Singer has held various positions at Maverick Capital Ltd. or its affiliates, an investment firm, since December 2004, including Managing Partner of Maverick Ventures since February 2015. Previously, Mr. Singer served as the founding President and Chief Executive Officer of three health care companies. He has also served on the board of directors of Pacific Biosciences of California, Inc. from December 2006 to May 2013, Affymetrix, Inc. from 1993 to 2008, Corcept Therapeutics Incorporated from 1998 to 2008, and Oscient Pharmaceuticals Corporation from 2004 to 2006. Mr. Singer has also served as the senior financial officer of two publicly traded companies. In addition to Castlight Health Inc., Mr. Singer currently serves on the board of two other publicly traded companies: 1Life Healthcare, Inc. and Seer, Inc., as well as on the boards of several private health care companies. Mr. Singer served as a health commissioner of San Francisco and a member of the San Francisco General Hospital Joint Conference Committee from July 2013 to

January 2017. Mr. Singer holds a B.A. in History from Yale University and an M.B.A. from Stanford University. Mr. Singer’s extensive executive experience and his financial and accounting experience with both public and private companies, including those in the health care industry, make him well suited for service on our Board of Directors.
Judith K. Verhave has served as a director of Castlight since June 2018. Prior to that, Ms. Verhave served for ten years as Executive Vice President, Global Head of Compensation and Benefits of BNY Mellon, where she was responsible for the design and delivery of compensation, benefits, and well-being for the company's 50,000-person global workforce. From 1989 to 2008, she held a number of human resources leadership positions at Fidelity Investments, including the role of Executive Vice President, Global Head of Compensation and Benefits from 2003 to 2008. From March 2015 to July 2018, Ms. Verhave served as the chairwoman of the National Business Group on Health, a non-profit association of more than 420 large, U.S. employers who provide health coverage for more than 55 million U.S. workers, retirees and their families. She is an officer of the Board of Governors (Vice Chair), a member of the Executive Committee, and the Chair of the HR Committee of the Handel & Haydn Society. Ms. Verhave holds a B.A. from Carleton College in Northfield, Minnesota. She is an advisory board member for each of Big Health, Ginger and Vertus Benefits. In addition, Ms. Verhave provides advisory services to Mount Sinai Solutions, LLC, Maven, Leading Indicator Systems, and FertilityIQ. Ms. Verhave’s expertise in benefit design and management at the executive level makes her well suited for service to our board of directors.
Class III Directors:

Michael Eberhard has served as a director of Castlight since June 2016. He is the past President of SAP's Spend Management Group where he supported customers around the world by overseeing end-to-end operations, vision and strategy for SAP’s integrated cloud solutions, including SAP Ariba, SAP Concur, and SAP Fieldglass. During his 17-year career with Concur, he was instrumental in leading the company through growth and the SAP integration, and held a series of executive roles, including Executive Vice President and General Manager, Asia Pacific; Executive Vice President, Worldwide Sales & Business Development; and President, Global Distribution. Prior to joining SAP Concur, Mr. Eberhard was Vice President, Worldwide Sales at Xign; Vice President and General Manager for Ariba; and Vice President and General Manager, Education & Government at PeopleSoft. He earned a B.S. in Finance from Providence College. Mr. Eberhard brings to our Board of Directors deep experience in business, sales, operations and strategic planning.
David Ebersman has served as a director of Castlight since July 2011. Mr. Ebersman is currently CEO of Lyra Health, Inc., a company providing technology-enabled behavioral health care services. Previously, Mr. Ebersman served as the Chief Financial Officer of Facebook, Inc., from 2009 through 2014. Prior to joining Facebook, Mr. Ebersman served in various positions at Genentech, Inc., a biotechnology company, including as its Executive Vice President and Chief Financial Officer, Senior Vice President, Product Operations, and Vice President, Product Development. Prior to joining Genentech, Mr. Ebersman was a research analyst at Oppenheimer & Company, Inc., an investment company. Mr. Ebersman has been a member of the board of directors of SurveyMonkey, Inc. since June 2015. Mr. Ebersman holds an A.B. in International Relations and Economics from Brown University and was selected for a Henry Crown Fellowship in 2000. Mr. Ebersman brings to our Board of Directors over twenty years of business, operations, strategic planning and financial experience with leading companies, such as Genentech and Facebook.

Maeve O’Meara has served as Chief Executive Officer and a director since July 2019. Prior to that she served as Executive Vice President, Product and Customer Experience since June 2018. Ms. O’Meara joined Castlight in 2010, and previously served as Castlight’s Chief Product Officer and Senior Vice President of Products. Prior to joining Castlight, Ms. O’Meara was a venture capital investor at Highland Capital Partners, a venture capital firm, where she focused on investments in healthcare IT and services and the consumer internet markets. Ms. O’Meara holds an M.B.A. from Stanford Graduate School of Business and a B.A. in Economics from the University of Virginia. Ms. O’Meara brings to the Board both extensive industry knowledge and, as a result of her day-to-day involvement in the Company’s business, insight and information related to our strategy, financial condition, and competitive position.
There are no familial relationships among our directors and officers.

Director Compensation
Director Compensation Policy
Nonemployee directors receive both cash and equity compensation for their service as directors. Directors who are also employees of the Company do not receive any additional compensation for their service as directors.
The Board, upon the recommendation of the Compensation and Talent Committee, is responsible for reviewing the director compensation program and approving any changes. No changes were made to the director compensation program for 2020.

Cash Compensation. For 2020, our non-employee directors were compensated as follows:
•$35,000 annual cash retainer;
•$60,000 for the independent chair of our Board of Directors;
•$20,000 for the chair of the Audit Committee and $8,000 for each of its other members;
•$10,000 for the chair of the Compensation and Talent Committee and $5,000 for each of its other members;
•$7,500 for the chair of the Nominating and Corporate Governance Committee and $3,000 for each of its other members; and
•$15,000 for the Lead Independent Director, if any.
The retainer fees are paid in quarterly installments in arrears and are prorated for length of service as appropriate. Nonemployee directors serving on a committee receive either the applicable chairmanship fee or the membership fee, but not both. Nonemployee directors are reimbursed for travel and other reasonable out-of-pocket expenses related to attendance at Board and committee meetings. For a summary of the fiscal 2020 cash compensation paid to our nonemployee directors, please see the 2020 Director Compensation Table below.
As part of our cost management efforts in light of the COVID-19 pandemic, management implemented reductions in base salary for our employees, effective May 16, 2020, consisting of a 30% reduction for our Chief Executive Officer, 25% reduction for our Chief Financial Officer, 20% reduction for members of our executive leadership team, and tiered reductions of 10% - 15% for other employees with salaries above $100,000. We anticipated these reductions would last at least six months and would be re-evaluated at that time. Members of the Company’s Board of Directors also voluntarily agreed to forego 50% of their cash compensation for the duration of the employee salary reductions. In early November 2020, management, in consultation with the Board of Directors, determined that it would reinstate full salaries for those who were impacted by the salary reduction and restore the Board’s cash compensation to its original levels, effective November 16, 2020.
Equity Awards. Our non-employee director equity compensation policy provides that each newly-elected or appointed non-employee director will be granted an initial restricted stock unit award to acquire shares of Class B common stock calculated by dividing $210,000 by the closing price of Class B common stock on the date of grant of the restricted stock unit award. Following each annual meeting of our stockholders, each non-employee director will automatically be granted an additional annual restricted stock unit award to acquire shares of Class B common stock calculated by dividing $140,000 by the closing price of the Class B common stock on the date of grant of the restricted stock unit award. No nonemployee director currently receives stock options as compensation for his or her Board service. Vesting of the nonemployee director RSUs is subject to the individual Board member’s continued service as of the vesting date. Awards granted to non-employee directors under the policy described above will accelerate and vest in full in the event of a change of control. In addition to the awards provided for above, non-employee directors are eligible to receive discretionary equity awards. No non-employee director serving during 2020 received a discretionary equity award.
Consulting Agreement with Mr. Cohen. In February 2021, the Company entered into a Consulting Agreement with Seth Cohen, a member of our Board of Directors, pursuant to which Mr. Cohen will provide consulting services to the Company from February 15, 2021 through July 31, 2021. Mr. Cohen will support our direct employer sales organization, with a focus on Castlight’s demand generation, solution positioning, and deal process for large employer customer sales opportunities. In consideration for those services, Mr. Cohen will be paid a flat fee of $22,000 plus one and one-half percent (1.5%) of Direct Employer Bookings (as defined in the Consulting Agreement) for (a) (i) new business deals with prospective customers and (ii) upsells to existing customers that include the Complete, Care Guidance, Wellbeing, or Care Guides functionalities of the Castlight services, and (b) Anthem deals that include Engage Elite and Engage Elite Plus services. The term of the Consulting Agreement may be renewed for additional six-month segments by mutual written agreement. A copy of the Consulting Agreement will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2021.

2020 Director Compensation Table
The following table provides the total compensation for each person who served as a non-employee member of our Board of Directors during 2020, including all compensation awarded to, earned by, or paid to each person who served as a non-employee director for some portion or all of 2020.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Bryan Roberts	76,875	140,000	—	216,875
Seth Cohen	26,250	140,000	—	166,250
Michael Eberhard	32,250	140,000	—	172,250
David Ebersman	33,750	140,000	—	173,750
Ed Park	41,250	140,000	—	181,250
David B. Singer	34,500	140,000	—	174,500
Kenny Van Zant	30,000	140,000	—	170,000
Judith K. Verhave	32,250	140,000	1,250(2)	173,500
(1)Amounts listed under the "Stock Awards" column represent the aggregate fair value amount computed as of the grant date of each award during 2020 in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. The fair value of these awards is based on the closing price of Class B common stock on the grant date. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our directors will only realize compensation from these stock awards to the extent that they satisfy service-based vesting conditions in the terms of the RSUs.
(2)Includes $1,250 for membership in National Association of Corporate Directors.
Each person who served as a non-employee member of our Board of Directors during 2020 held the following aggregate number of shares of our Class A Common Stock and Class B Common Stock subject to outstanding stock options or restricted stock units as of December 31, 2020:

Name	Number of Securities Underlying Stock Options Held	Number of Securities Underlying Restricted Stock Units Held
Bryan Roberts	25,000	90,323
Seth Cohen	13,386	98,679
Michael Eberhard	—	90,323
David Ebersman	285,973	90,323
Ed Park	50,000	90,323
David B. Singer	25,000	90,323
Kenny Van Zant	—	90,323
Judith K. Verhave	—	99,657

PROPOSAL NO. 2
ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the rules of the SEC, we are providing stockholders with an opportunity to make a non-binding, advisory vote on the compensation of our named executive officers. This non-binding advisory vote is commonly referred to as a “say on pay” vote. The non-binding advisory vote on the compensation of our named executive officers, as disclosed in this proxy statement, will be determined by the vote of a majority of the shares of common stock present or represented at the meeting and voting affirmatively or negatively on the proposal.
Stockholders are urged to read the “Executive Compensation Discussion and Analysis” section of this proxy statement, which discusses how our executive compensation policies and procedures implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers. The Compensation and Talent Committee and the Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the meeting:
“RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion and the other related disclosures.”
As an advisory vote, this proposal is not binding. However, our Board of Directors and Compensation and Talent Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL,
ON A NON-BINDING ADVISORY BASIS,
OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has selected Ernst & Young LLP as our principal independent registered public accounting firm to perform the audit of our consolidated financial statements for fiscal year ending December 31, 2021. As a matter of good corporate governance, our Audit Committee has decided to submit its selection of principal independent registered public accounting firm to stockholders for ratification. In the event that Ernst & Young LLP is not ratified by our stockholders, our Audit Committee will review its future selection of Ernst & Young LLP as our principal independent registered public accounting firm.
Ernst & Young LLP audited our financial statements for our 2020 fiscal year. Representatives of Ernst & Young LLP are expected to be present at the meeting, in which case they will be given an opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.
Principal Accountant Fees and Services
We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our Audit Committee annually. In accordance with standard policy, Ernst & Young LLP periodically rotates the individuals who are responsible for our audit.
In addition to performing the audit of our consolidated financial statements, Ernst & Young LLP provided various other services during 2020 and 2019. Our Audit Committee has determined that Ernst & Young LLP’s provisioning of these services, which are described below, does not impair Ernst & Young LLP’s independence from us. The aggregate fees billed for 2020 and 2019 for each of the following categories of services are as follows (in thousands):

	2020	2019
Audit fees(1)	$2,004	$2,586
Audit related fees(2)	—	3
Tax fees(3)	—	—
All other fees(4)	—	—
Total fees	$2,004	$2,589
(1)“Audit fees” include fees for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements and advisory services on accounting matters that were addressed during the annual audit and quarterly review. This category also includes fees for services that were incurred in connection with statutory and regulatory filings or engagements, such as consents and review of documents filed with the SEC.
(2)“Audit related fees” include fees for professional services rendered that are reasonably related to the performance of the audit or review of our consolidated financial statements including subscription for the online library of accounting research literature.
(3)“Tax fees” include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible services, including technical tax advice related to federal and state income tax matters; assistance with sales tax; and assistance with tax audits.
(4)“All other fees” consist of the aggregate fees billed for products and services provided by Ernst & Young LLP, other than included in “Audit Fees,” “Audit Related Fees” and “Tax Fees.”

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. These services may include audit services, audit related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
All of the services relating to the fees described in the table above were approved by our Audit Committee.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of our Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Castlight under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Castlight specifically incorporates it by reference.
The Audit Committee has reviewed and discussed with our management and Ernst & Young LLP our audited consolidated financial statements for the year ended December 31, 2020. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board.
The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence from Castlight.
Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee
Ed Park, Chair
Michael Eberhard
David B. Singer

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of the Record Date, by:
•each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our common stock;
•each of our directors;
•each of our named executive officers; and
•all of our directors and executive officers as a group.
Percentage ownership of our common stock is based on 28,397,210 shares of Class A common stock and 129,521,529 shares of Class B common stock outstanding on the Record Date. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed shares of our common stock subject to (i) options that are currently exercisable or that will vest and become exercisable within 60 days of the Record Date, and (ii) restricted stock units that will vest within 60 days of the Record Date, to be outstanding and to be beneficially owned by the person holding the option for the purpose of computing the percentage ownership of that person, but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each of the individuals and entities named below that owns 5% or more of our common stock is c/o Castlight Health, Inc., 150 Spear Street, Suite 400, San Francisco, California 94105.

	Shares Beneficially Owned
	Class A		Class B
Name of Beneficial Owner	Shares	%	Shares	%	% Total Voting Power (1)
5% or Greater Stockholders
Entities affiliated with FMR LLC (2)	5,256,450	18.51	17,810,484	13.75	14.61
Entities affiliated with Maverick Capital Ltd. (3)	7,216,028	25.41	1,861,478	1.44	5.75
Entities affiliated with Venrock (4)	15,568,571	54.82	5,614,741	4.33	13.41
The Wellcome Trust Limited as trustee of the Wellcome Trust (5)	—	—	6,568,646	5.07	4.16
Neil Gagnon (6)	—	—	7,239,483	5.59	4.58

Directors and Named Executive Officers:
Maeve O’Meara (7)	41,500	*	1,767,096	1.36	1.14
Will Bondurant (8)	7,507	*	431,228	*	*
Seth Cohen (9)	—	—	309,368	*	*
Michael Eberhard (10)	—	—	337,602	*	*
David Ebersman (11)	289,544	1.01	359,477	*	*
Ed Park (12)	28,571	—	384,477	*	*
Bryan Roberts (13)	15,568,571	54.82	5,614,741	4.33	13.41
David B. Singer (14)	—	—	359,477	*	*
Kenny Van Zant (15)	—	—	591,087	*	*
Judith K. Verhave (16)	—	—	276,142	*	*
All executive officers and directors as a group (11 persons) (17)	15,935,693	55.51	10,552,880	8.08	16.62

*Represents beneficial ownership of less than 1% of our outstanding shares of common stock.
(1)Percentage of total voting power represents voting power with respect to all shares of Class A and Class B common stock, as a single class. Generally, the holders of Class B common stock and Class A common stock are entitled to one vote per share. However, holders of Class A common stock are entitled to ten votes per share in certain circumstances, if submitted to a vote of stockholders, including: (i) adoption of a merger or consolidation agreement involving Castlight; (ii) a sale, lease or exchange of all or substantially all of Castlight’s property and assets; (iii) a dissolution or liquidation of Castlight; and (iv) on every matter, if and when any individual, entity or "group" (as such term is used in Regulation 13D of the Exchange Act) has, or has publicly disclosed (through a press release or a filing with the SEC) an intent to have, beneficial ownership of 30% or more of the number of outstanding shares of Class A common stock and Class B common stock, combined. Holders of shares of Class A common stock and Class B common stock vote together as a single class on all matters (including those set forth in this report) submitted to a vote of stockholders, unless otherwise required by our certificate of incorporation or bylaws. The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis.
(2)Shares owned are as of December 31, 2020, according to a Schedule 13G/A filed with the SEC on February 8, 2021. FMR LLC has sole power to vote or direct the vote of 2,476,810 shares and the sole power to dispose or direct the disposition of all 23,066,934 shares. Members of the family of Abigail P. Johnson, Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other FMR LLC Series B stockholders have entered into a stockholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the stockholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for FMR LLC is 245 Summer Street, Boston, MA 00210.

(3)Shares owned are as of December 31, 2020, except as noted below, according to a Schedule 13G/A filed with the SEC on February 16, 2021. These securities consist of (a) 7,216,028 shares of Class A common stock and (b) 1,861,478 shares of Class B common stock and include the following held by Mr. David Singer, one of our Directors, on behalf of Maverick Capital, Ltd. (“Maverick Capital”): (i) 289,315 shares of Class B common stock, (ii) 25,000 shares of Class B common stock exercisable within 60 days of the Record Date, and (iii) 45,162 shares of Class B common stock issuable upon the settlement of restricted stock units within 60 days of the Record Date. Maverick Capital is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and, as such, may be deemed to have beneficial ownership of such shares through the investment discretion it exercises over its clients’ accounts. Maverick Capital Management, LLC is the General Partner of Maverick Capital. Lee S. Ainslie III is the manager of Maverick Capital Management, LLC. Andrew H. Warford serves as the Chairman of the Stock Committee of Maverick Capital. The address for Maverick Capital is 1900 N. Pearl Street, 20th Floor, Dallas, TX 75201. Mr. Singer is a managing director of Maverick Capital.
(4)Consists of (a)(i) 14,047,522 shares of Class A common stock, held directly by Venrock Associates V, L.P., (ii) 330,053 shares of Class A common stock, held directly by Venrock Entrepreneurs Fund V, L.P., and (iii) 1,190,996 shares of Class A common stock held directly by Venrock Partners V, L.P., according to a Schedule 13D/A filed with the SEC on April 12, 2017 and (b)(i) 1,133,948 shares of Class B common stock held directly by Venrock Associates VI, L.P., (ii) 26,643 shares of Class B common stock held directly by Venrock Entrepreneurs Fund V, L.P., (iii) 96,139 shares of Class B common stock held directly by Venrock Partners V, L.P., (iv) 3,707,442 shares of Class B Common Stock held by Venrock Associates VI, L.P., and (v) 291,092 shares of Class B Common Stock held by Venrock Partners VI, L.P., according to a Schedule 13D/A filed with the SEC on April 12, 2017. Dr. Bryan Roberts, one of our directors, is also the beneficial holder of 289,315 shares of Class B Common Stock, options exercisable for 25,000 shares of Class B common stock within 60 days of the Record Date and 45,162 shares of Class B common stock issuable upon the settlement of restricted stock units within 60 days of the Record Date. Dr. Roberts is a member of the general partners of Venrock Associates V, L.P., Venrock Entrepreneurs Fund V, L.P., Venrock Partners V, L.P., Venrock Associates VI, L.P .and Venrock Partners VI, L.P. and, as such, he may be deemed to have voting and investment power with respect to these shares. The address of the entities affiliated with Venrock is 3340 Hillview Avenue, Palo Alto, CA 94304.
(5)Shares owned are as of December 31, 2020, according to a Schedule 13G/A filed with the SEC on January 15, 2021. These securities are owned directly by The Wellcome Trust Limited, as trustee of the Wellcome Trust. The address for The Wellcome Trust Limited, as trustee of the Wellcome Trust is 215 Euston Road, London X0 NW1 2BE, United Kingdom.
(6)Shares owned are as of December 31, 2020, according to a Schedule 13G/A filed with the SEC on February 9, 2021. Neil Gagnon has sole voting and dispositive power over 718,822 shares of Class B common stock. In addition, Mr. Gagnon has shared voting power over 5,423,548 shares of Class B common stock and shared dispositive power over 5,486,141 shares of Class B common stock. Mr. Gagnon is the managing member and principal owner of Gagnon Securities LLC ("GS"), an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and a registered broker-dealer, in its role as investment manager to several customer accounts, foundations, partnerships and trusts (collectively, the "Accounts") to which it furnishes investment advice. GS and Mr. Gagnon may be deemed to share voting power with respect to 3,122,512 shares of Class B common stock held in the Accounts and dispositive power with respect to 3,158,756 shares of Class B common stock held in the Accounts. GS and Mr. Gagnon expressly disclaim beneficial ownership of all securities held in the Accounts. Mr. Gagnon is also the Chief Executive Officer of Gagnon Advisors, LLC ("Gagnon Advisors"), an investment adviser registered with the SEC under the Advisers Act. Mr. Gagnon and Gagnon Advisors, in its role as investment manager to Gagnon Investment Associates, LLC ("GIA"), a private investment fund, may be deemed to share voting and dispositive power with respect to the 1,909,825 shares of common stock held by GIA. Gagnon Advisors and Mr. Gagnon expressly disclaim beneficial ownership of all securities held by GIA. The address for Mr. Gagnon is 1370 Ave. of the Americas, 24th Floor, New York, NY 10019.

(7)Consists of (a) 1,337,540 shares of Class B common stock held directly by Ms. O’Meara, (b) options exercisable for 41,500 shares of Class A common stock within 60 days of the Record Date, (c) options exercisable for 243,266 shares of Class B common stock within 60 days of the Record Date, and (d) 186,290 shares of Class B common stock issuable upon the settlement of restricted stock units within 60 days of the Record Date.

(8)Consists of (a) 242,459 shares of Class B common stock held directly by Mr. Bondurant, (b) options exercisable for 7,507 shares of Class A common stock within 60 days of the Record Date, (c) options exercisable for 127,320 shares of Class B common stock within 60 days of the Record Date, and (d) 61,449 shares of Class B common stock issuable upon the settlement of restricted stock units within 60 days of the Record Date.

(9) Consists of (a) 260,820 shares of Class B common stock held directly by Mr. Cohen, (b) options exercisable for 3,386 shares of Class B common stock within 60 days of the Record Date, and (c) 45,162 shares of Class B common stock issuable upon the settlement of restricted stock units within 60 days of the Record Date.

(10) Consists of (a) 292,440 shares of Class B common stock held directly by Mr. Eberhard and (b) 45,162 shares of Class B common stock issuable upon the settlement of restricted stock units within 60 days of the Record Date.

(11) Consists of (a) 28,571 shares of Class A common stock held directly by Mr. Ebersman, (b) 289,315 shares of Class B common stock held directly by Mr. Ebersman, (b) options exercisable for 260,973 shares of Class A common stock within 60 days of the Record Date, (c) options exercisable for 25,000 shares of Class B common stock within 60 days of the Record Date, and (d) 45,162 shares of Class B common stock issuable upon the settlement of restricted stock units within 60 days of the Record Date.

(12) Consists of (a) 28,571 shares of Class A common stock held directly by Mr. Park, (b) 289,315 shares of Class B common stock held directly by Mr. Park, (c) options exercisable for 50,000 shares of Class B common stock within 60 days of the Record Date, and (d) 45,162 shares of Class B common stock issuable upon the settlement of restricted stock units within 60 days of the Record Date.

(13) See Footnote 4. Dr. Roberts is a member of the general partners of Venrock Associates V, L.P., Venrock Entrepreneurs Fund V, L.P., Venrock Partners V, LP, Venrock Associates VI, L.P. and Venrock Partners VI, L.P. and, as such, he may be deemed to have voting and investment power with respect to these shares. Dr. Roberts is also the beneficial holder of (a) 289,315 shares of Class B Common Stock, (b) options exercisable for 25,000 shares of Class B common stock within 60 days of the Record Date, and (c) 45,162 shares of Class B common stock issuable upon the settlement of restricted stock units within 60 days of the Record Date.

(14) Consists of (a) 289,315 shares of Class B common stock held directly by Mr. Singer, (b) options exercisable for 25,000 shares of Class B common stock within 60 days of the Record Date, and (c) 45,162 shares of Class B common stock issuable upon the settlement of restricted stock units within 60 days of the Record Date.

(15) Consists of (a) 545,925 shares of Class B common stock held directly by Mr. Van Zant and (b) 45,162 shares of Class B common stock issuable upon the settlement of restricted stock units within 60 days of the Record Date.

(16) Consists of (a) 226,313 shares of Class B common stock held directly by Ms. Verhave and (b) 49,829 shares of Class B common stock issuable upon the settlement of restricted stock units within 60 days of the Record Date.

(17) Consists of (a) 15,625,713 shares of Class A common stock, (b) 9,402,497 shares of Class B common stock, (c) options exercisable for 309,980 shares of Class A common stock within 60 days of the Record Date, (d) options exercisable for 511,097 shares of Class B common stock within 60 days of the Record Date, and (e) 639,286 shares of Class B common stock issuable upon the settlement of restricted stock units within 60 days of the Record Date.

EXECUTIVE OFFICERS
The following table provides information regarding our executive officers as of April 20, 2021:

Name	Age	Position
Maeve O'Meara	39	Chief Executive Officer and Director
Will Bondurant	32	Chief Financial Officer
Maeve O’Meara has served as Chief Executive Officer and a director since July 2019. Prior to that she served as Executive Vice President, Product and Customer Experience since June 2018. Ms. O’Meara joined Castlight in 2010, and previously served as Castlight’s Chief Product Officer and Senior Vice President of Products. Prior to joining Castlight, Ms. O’Meara was a venture capital investor at Highland Capital Partners, a venture capital firm, where she focused on investments in healthcare IT and services and the consumer internet markets. Ms. O’Meara holds an M.B.A. from Stanford Graduate School of Business and a B.A. in Economics from the University of Virginia.
Will Bondurant has served as Chief Financial Officer since November 2019. Previously, he served as Vice President of Professional Services from July 2018 to November 2019 and held finance and operating roles in the Company since joining Castlight in 2013. Prior to joining Castlight, Mr. Bondurant worked at McKinsey & Company. Mr. Bondurant holds a B.A. from University of North Carolina, Chapel Hill.

USE OF NON-GAAP FINANCIAL MEASURES

In addition to the results determined in accordance with generally accepted accounting principles (“GAAP”), this Proxy Statement includes certain non-GAAP financial measures that exclude the impact of items we do not consider indicative of our ongoing operations. Non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of performance prepared in accordance with GAAP. These non-GAAP financial measures may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. We believe these adjusted measures provide additional information to facilitate the comparison of our past and present financial results. We utilize results that both include and include the identified items in evaluating business performance. Our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items. In the future, we may incur expenses or generate income similar to the adjusted items.

A reconciliation of the non-GAAP financial measures used in this Proxy Statement to the closest GAAP financial measure is included in Appendix A attached to this proxy statement.

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
In this Executive Compensation Discussion and Analysis (“CD&A”), we provide an overview of the philosophy and objectives of our executive compensation program, as well as a description of its material components. This CD&A provides a discussion of the compensation earned by our Named Executive Officers or “NEOs”. This CD&A is intended to be read in conjunction with the tables that immediately follow this section, which provide further historical compensation information.
As of December 31, 2020, our Named Executive Officers were:

Name	Position
Maeve O’Meara	Chief Executive Officer, Director
Will Bondurant	Chief Financial Officer
Helen Kotchoubey(1)	Former Executive Vice President and Chief Operating Officer
(1) In May 2020, we eliminated the role of Chief Operating Officer as part of our COVID-19 related workforce reduction and announced that Ms. Kotchoubey, the Company’s Executive Vice President and Chief Operating Officer, would be leaving the Company effective May 29, 2020. In connection with her departure, the Company entered into a Separation Agreement with Ms. Kotchoubey consistent with the terms of the standard Severance Agreement signed by all eligible executives, pursuant to which, in consideration for a general release of claims, she was paid a lump sum of $200,000 equal to six months salary, less applicable withholding taxes.

Executive Summary
2020 was a year of challenges as well as opportunities for Castlight. While the global pandemic introduced unforeseen headwinds, our management team made decisions that strengthened our financial footing, and we responded to COVID-19 and a rapidly evolving market in a way that positioned us to grow our business in 2021. Our changes to our cost structure resulted in a year-end 68% non-GAAP gross margin, and our first year of non-GAAP profitability (see “2020 Financial Highlights” below), while making high-impact, long-term investments, such as the resources we dedicated to our health plan team and product expansion through our Care Guides.

The COVID-19 pandemic also showcased our ability to innovate and execute quickly to support our customers and broader community. We established ourselves as a thought leader in COVID-19 navigation for employers, as a national leader in testing navigation, and leveraged our data and analytics expertise to publish key insights in leading academic journals. In the last quarter of 2020, we launched our COVID-19 vaccine navigation solution to help employers educate, engage, and enable their workforce to access vaccines in a personalized, interactive way using core capabilities of the Castlight platform.

This drive to innovate was also reflected in our continued efforts to build our leadership team for the future. We hired top talent from a mix of technology and healthcare backgrounds, including a new EVP of Engineering, Chief People Officer, Chief Information Security Officer, and SVP of Customer Experience, and coupled that new expertise with leaders who have grown up inside the company. We have created a culture of transparency, debate and accountability, and empowered a cohesive team to lead Castlight through the challenges of the ongoing pandemic and beyond.

Nonetheless, in light of the impact of COVID-19 on our business and in an effort to manage costs, in May 2020, we made several difficult but necessary decisions that affected our team — we instituted a workforce reduction that impacted 13% of our employees, and implemented a temporary base salary reduction for executive management, directors, and other employees, effective May 16, 2020, consisting of: a 30% reduction for our Chief Executive Officer, a 25% reduction for our Chief Financial Officer, a 20% reduction for other members of our executive leadership team, and tiered reductions of 10% - 15% for non-leadership employees with salaries above $100,000. Members of the Company’s Board of Directors also voluntarily agreed to forgo 50% of their cash compensation for the duration of the employee salary reductions. We anticipated these reductions would last at least six months and be re-evaluated at that time. In early November 2020, in consultation with the Board of Directors and after evaluating the impact of our cost management strategy, we reinstated full salaries for those who were impacted by the salary reduction and restored the Board’s cash compensation to its original levels, effective November 16, 2020

We did not provide additional cash or equity to members of our executive leadership team to make them whole in light of the salary reductions. In addition, our Compensation and Talent Committee chose to not adjust the 2020 Bonus Plan targets or weighting in response to the impact of the pandemic on our business.

However, in order to mitigate the impact of salary reductions on our non-executive team members, management proposed to the Compensation and Talent Committee, and the Committee approved, a special equity grant of restricted stock units for affected employees that vests quarterly over a one-year period from the grant date rather than over a four-year period. This special equity grant program was intended to motivate our employees to remain with the Company and help us continue our momentum for future growth, as well as to allow employees to participate in upside from that growth. On May 13, 2020, the date of grant, the trading price of the Company’s Class B common stock was $0.69 per share. As of April 15, 2021, the trading price of the Company’s Class B common stock was $1.61 per share, an increase of 133% in value from the date of grant.
2020 Financial Highlights

Despite facing significant challenges from the global pandemic, for the 12 months ended December 31, 2020 compared to the 12 months ended December 31, 2019, we were able to report:

•Total revenue of $146.7 million, compared to $143.3 million, an increase of 2% over 2019
•GAAP gross margin of 64.5%, compared to 58.8%
•Non-GAAP gross margin of 67.5% compared to 61.6%
•GAAP operating loss of $62.8 million, compared to a loss of $41.3 million
•Our first year of non-GAAP profitability with non-GAAP operating income of $6.3 million, compared to a loss of $21.7 million

And our focus on reinvigorating our business generated the following strategic wins:

•In July 2020, an agreement with Cigna Corporation (“Cigna”), a global health services company, to support a portion of Cigna’s Taft-Hartley and Federal Business segment with our healthcare navigation technology.
•In December 2020, an agreement with Blue Cross Blue Shield of Alabama (“BCBSAL”), an innovative Blue Cross Blue Shield licensee, to offer a complete health navigation solution for BCBSAL's largest employer clients. This agreement represents a third health plan partnership, and we believe it validates our health plan growth strategy. In early 2021, BCBSAL added our Care Guides offering to its portfolio.
•In the fourth quarter of 2020, an engagement by Boston Children’s Hospital to support their work with the Centers for Disease Control and Prevention ("CDC") to manage inventory and data related to COVID-19 vaccines. We will deliver a vaccine provider platform, which allows providers to enroll, log, and report daily inventory, daily reporting for the CDC, and display of COVID-19 vaccine information on VaccineFinder.org, a project of Boston Children’s Hospital.

A reconciliation of our GAAP to non-GAAP results is set forth on Appendix A hereto.

Summary of Our Compensation Program: Evolution to Best Practices

The table below shows the year-over-year changes and evolution of our executive compensation program. The Compensation and Talent Committee (the “Committee” or the “CTC”) is committed to ongoing stockholder engagement and being responsive to stockholder concerns regarding pay for performance.

	2019 Design	2020 Design	2021 Design
Base Salary	While typically targeted to mid-point of the peer group, because 2019 was a year of transition, not all NEO compensation was specifically targeted at the mid-point.	Targeted to median of peer group, qualified by the skills and experience that each executive brings to the Company, and the performance contributions of each executive.	Targeted to median of peer group, qualified by the skills and experience that each executive brings to the Company, and the performance contributions of each executive.
Performance-Based Cash Incentive	First half metrics: •70% business goals •30% financial goal Second half metrics: •Four key corporate priorities Payout: Semi-annual	Metrics: •15-25% new bookings •15-25% customer retention •30% health plan signing •30% launch Care Guides Payout: Annual
Metrics:
•10-20% new bookings
•10-20% customer retention
•15-25% net new member increase for key customer
•25% publish a target number of ROI and case studies
•25% respond to target number of navigation RFPs

Payout: Annual

Long-Term Equity Incentives	Both CEO and President received performance-based RSUs.
Taking into account management transition and our turnaround strategy, the Committee granted time-based equity on a one-time basis to focus executives on driving an increase in the Company’s stock price.

•75% time based restricted stock units and 25% stock options for CEO.
•100% time based restricted stock units for SVPs and above, including CFO.

The Committee returned to performance-based RSUs as a portion of equity awards in 2021.

•50% performance-based RSUs and 50% time-based RSUs for CEO;
•25% performance-based RSUs and 75% time-based RSUs for SVPs and above, including CFO.
•Performance metric based on target ARR, with awards at 0%, 75%, 100% or 125% based on achievement.
•66% of earned PSUs, if any, subject to additional time-based vesting.

Mid-Year Review	Formal review occurred and semi-annual targets were modified based on management transition	No modifications were made to the incentive programs despite declaration of a global pandemic that negatively affected the company’s sales prospects.	The Committee believes that the targets are aligned with increasing stockholder value and that the payouts under the performance plans should only be made upon achievement of 2021 metrics.

Stockholder Engagement and 2020 “Say on Pay” Advisory Vote

At our 2020 annual meeting of stockholders, approximately 44% of the shares voted were cast in favor of the compensation of our named executive officers. In November and December 2020, to better understand our stockholders’ concerns about our executive compensation program, we engaged with stockholders representing approximately 55% of our common stock and received feedback from stockholders representing approximately 35% of our outstanding shares.

What They Said

During this outreach, we received the following feedback, which we brought to and discussed with the Board and our Compensation Committee:

•Expand disclosure and focus on the reasons why the Compensation and Talent Committee made its pay decisions.
•Set reasonable, achievable targets tied to increasing stockholder value, which benefits both stockholders and executives.
•Compensate executives appropriately if they “make the numbers.”
•Performance-based equity for senior leadership “is a positive.”
•Focus on aligning pay with performance relative to a relevant set of peers.

What We Have Done

In advance of engaging with stockholders, management and the Committee reviewed Castlight’s 2019 executive compensation program and made certain changes they believed to be in the best interests of the Company and our stockholders. We intended the following adjustments to the 2020 program to more closely align the interests of our executives with our stockholders:
•Set objective bonus targets that aligned with financial metrics in our annual Operating Plan, the Objectives and Key Results (OKRs) for our team, and stockholder value.
•Realigned our peer group to better reflect Castlight’s current market capitalization.
•Eliminated our semi-annual bonus structure and moved to an annual bonus plan consisting of a set of targets tied to objective, pre-established financial and operational metrics measured as of year-end.

Subsequent to our stockholder engagement in late 2020, we made the following additional changes to reflect the feedback we received:

•Expanded the disclosure provided in this CD&A to better explain the basis for the pay decisions made by the Committee.
•Increased the percentage of performance-based incentive compensation awarded to our executive officers by granting performance-based RSUs with a performance metric tied to the Company’s financial goals.
•Introduced additional performance-based compensation plans in the organization, and transitioned our Customer Success Managers, who are responsible for our customer retention program, from a company bonus to an individual performance-based compensation structure.
•Adopted stock ownership guidelines for our executive officers to more closely connect executives’ interests to those of our stockholders.
•Adopted a clawback policy to mitigate certain incentive compensation risks.

Our Compensation Program
How We Pay for Performance
We operate in a competitive market and seek to attract and retain a highly-skilled management team. To meet this challenge, we have embraced a performance-oriented compensation philosophy focused on creating long-term value. Our Compensation and Talent Committee oversees our executive compensation program that includes the following components tailored to incentivize and reward achievement of specific financial and strategic objectives that the Board believes to be central to delivering stockholder value: base salary, annual bonus (our Senior Management Bonus Program) and long-term incentives (equity awards):
In addition, our executive officers are eligible to participate in health and welfare programs on the same basis as all Castlight employees.
Target Pay
We use the above-mentioned compensation elements to create executive compensation packages that are heavily weighted toward variable, at-risk pay and align pay with performance. For 2020, the Committee used its judgment, as well as market data in consultation with its independent compensation consultant, to establish for our CEO the following mix of 80% variable and 20% fixed pay, as well as short-term and long-term incentive compensation, and cash and equity compensation. The balance between these components may change from year to year based on corporate strategy and objectives, market conditions, and other considerations.

CEO Pay Mix
20%
Fixed
Long-Term 60%
Short-Term 40%
Options
9%
Base
20%
RSUs
51%
Bonus
20%
80%
Variable

Strong Governance of Our Compensation Program
To inform and guide the development of our pay structure, we adhere to several best practices that encourage decision making grounded in the long-term interests of our stockholders and the Company alike.

WHAT WE DO	WHAT WE DON’T DO
✓ Directly link pay to performance.	✗ No “golden parachute” excise tax gross-ups.
✓ Balance risks and rewards in our compensation program.	✗ No single trigger Change in Control provisions.
✓ Regularly review our peer group for compensation comparisons to ensure it appropriately aligns with our revenue and market capitalization.	✗ No material perquisites to our executive officers.
✓ Adopted stock ownership guidelines for our executive officers and non-employee directors.	✗ No excessive severance payments for departing executive officers.
✓ Adopted a “claw back” policy for executive incentive compensation in the event of a financial restatement.	✗ No minimum payments levels under our Annual Incentive Plan or for our performance-based equity awards.
✓ Conduct an annual say-on-pay vote.	✗ No special retirement plans exclusively for our executive officers.
✓ Conduct a robust stockholder outreach program.	✗ No hedging or monetization transactions, including derivative transactions, short sales, or transactions in publicly-traded options.
✓ Engage an independent executive compensation consultant to provide advisory services directly to the Committee.

Compensation Philosophy
The following core principles drive our compensation policies and decisions:
•We create a direct and meaningful link between company business results, individual performance, and rewards;
•We provide for significant differentiation in compensation opportunities for performance that is below, at, and above target levels;
•We grant equity awards that clearly align the interests of our executive officers and our stockholders;
•We ensure that our compensation plans and arrangements are simple to communicate and understand; and
•We offer total compensation that is competitive and fair.
Compensation Determination Process
Role of Compensation and Talent Committee
The Committee oversees the development and administration of our executive compensation program, including the underlying philosophy and related policies. The Committee members are independent members of the Board, as determined under the rules of the New York Stock Exchange (“NYSE”), the SEC, and the Internal Revenue Code. As part of its responsibilities, the Committee conducts an annual review of the base salary, target bonus opportunities, and equity awards for our NEOs, and determines and approves their compensation packages and payouts. The Committee’s compensation consultant and senior members of the Company’s human resources and legal departments assisted in this review in 2020.

Role of CEO and Management
As part of the Committee’s assessment, our CEO contributes her recommendations to the Committee regarding the base compensation and target incentive amounts of other NEOs, though not with respect to her own compensation. These recommendations take into account factors such as internal pay equity, changes in responsibilities, personal performance and contributions, as well as applicable peer and industry benchmarks.
The Committee discusses the CEO’s recommendations and accepts or adjusts them, in whole or in part, based on its own assessment of the Company's strategic goals, corporate performance, executive responsibilities, peer and market data provided by our compensation consultants, and internal pay equity, among other factors. The CEO is not present for discussions regarding her pay, but is present during discussions of pay for all other NEOs.
Role of Independent Compensation Consultant
Since 2014, the Committee has retained Radford, which is part of the Rewards Solutions practice at Aon plc, as its independent outside compensation consultant to provide objective analysis in support of our program. The Committee has sole authority to retain or replace its independent compensation consultants, and annually evaluates Radford’s independence and performance under applicable NYSE listing standards. The Committee believes that working with an independent compensation consultant furthers the Company’s objectives to recruit and retain qualified executives, align executive and stockholder interests, and ensure that executive compensation packages appropriately motivate and reward ongoing achievement of Castlight’s long term business goals.
In 2020, Radford assisted the Committee with, among other things:
•Executive market pay analysis;
•Recommendation regarding a special equity grant program in response to the COVID-19 pandemic’s impact on Castlight’s non-leadership employees;

•Reviewing and modifying the compensation peer group;
•Reviewing and modifying executive pay programs; and
•Reviewing certain proxy statement disclosures, including this Compensation, Discussion and Analysis section.
The Committee conducted its annual review of its relationship with Radford in 2020 and determined that Radford’s work for the Committee did not raise any conflicts of interest and conformed to the independence factors and guidance provided by the SEC and the NYSE.
Use of a Peer Group
With Radford’s analysis and recommendations, in August 2019 the Committee developed and approved a peer group of companies to inform a broad perspective on competitive pay levels and practices for making 2020 compensation decisions (see “2020 Peer Group” below). When selecting the 2020 Peer Group, the Committee used the same general criteria as it used for the 2019 peer group:
•Industry – publicly traded companies in related Global Industry Classification Standard (GICS) codes (Internet Services and Infrastructure; Application Software; Healthcare Services; and Health Care Technology)
•Revenues – Under $350 million
•Market Capitalization – between $150 million and $1.5 billion (approximately 0.3x to 3.0x Castlight’s then-current market value)
•Location – preference weighted toward Bay Area companies

For compensation decisions for 2020, the Committee removed Hortonworks (which was acquired in early 2019) and SPS Commerce (which exceeded our market capitalization criteria) from the 2019 peer group and added Health Catalyst, QAD, and Telenav to the 2020 peer group. The following public companies comprised our 2020 Peer Group:

Benefitfocus	Brightcove	Carbonite
Care.com	ChannelAdvisor	eGain
Evolent Health	Glu Mobile	Health Catalyst*
HealthStream	MobileIron	Model N
QAD*	QuinStreet	ShotSpotter
Tabula Rasa HealthCare	TechTarget	Telenav*
* new for 2020
In setting compensation for our executive officers, including our NEOs, the Committee uses competitive compensation data from a Radford annual total compensation study of the selected peer group companies and other relevant survey sources to inform its decisions about overall compensation opportunities and specific compensation elements. The Committee uses our compensation peer group as one data point among many when setting executive pay packages, and typically targets the midpoint of our peer group in setting the compensation of our NEOs.

Overall, 2020 compensation decisions were based on factors including, but not limited to, individual and company performance, individual qualifications, desires to recruit and retain, internal equity, experience, and the strategic needs of the business, all of which were qualified by reference to external market data, including with respect to our 2020 Peer Group and its midpoints.

After taking into account all relevant circumstances, the Committee believes that 2020 compensation for our Named Executive Officers was fair, appropriate, and consistent with our goals.
Compensation Risk Assessment
Each year we review our compensation program to determine whether it balances risk and potential reward in a manner appropriate for the Company’s circumstances and in the long term interests of the Company and its stockholders. An internal compliance committee conducts a review of our compensation programs and processes in order to identify potential risks and reports the results to the Compensation and Talent Committee. In 2020, the compliance committee reviewed the Company’s current rewards programs, including the annual merit program, bonus program, temporary salary reduction program, sales compensation program, equity programs, executive compensation program, and the executive severance program. No material risks were identified, and appropriate controls and procedures were in place to mitigate potential risks. We have further mitigated potential compensation-related risks by implementing a clawback policy and a robust insider trading policy that prohibits short-selling, hedging transactions, and pledging of Company stock by our executives.

We believe that the Company’s current compensation program appropriately achieves a balance of risk and potential reward and succeeds in mitigating material adverse risks to the Company by aligning our executives’ and stockholders’ interests and discouraging excessive risk-taking behaviors.

Elements of Our Executive Compensation Program
Our executive compensation program generally consists of three primary elements: base salaries, annual performance-based cash incentives, and long-term equity awards:

Element	Performance Period	Objective	Performance Measured / Rewarded
Base Salary	Annual	Attract, retain, and reward top talent and reflect the NEO’s responsibilities, performance, and relevant market data	Provides NEOs with fixed compensation that acts as a vehicle to motivate and retain. Levels reflect role and performance.
Annual Cash Incentives	Annual	Reward achievement of company goals, subject to meeting individual performance expectations
In 2020, the Bonus Plan consisted of an annual performance period with targets that focused on three strategic goals: (i) reinvigorating our direct business, (ii) increasing product value, and (iii) unlocking new growth. These targets align with the Company’s publicly-stated objectives and stockholder value.

Option Awards	Long-Term	Incentivize the achievement of share price growth and align the interest of management and stockholders	Options generally vest over four years in quarterly installments.
Restricted Stock Awards	Long-Term	Align the interests of management and stockholders and serves as an important retention vehicle
•Executives receive RSUs that are either performance or time based. The Committee awarded performance-based RSUs (PSUs) in 2019 and 2021, and continues to assess the use of PSUs as part of its on-going compensation strategy.
•In 2021, our CEO received a combination of 50% PSUs and 50% time-based RSUs. Senior Vice Presidents and above, including our CFO, received a combination of 25% PSUs and 75% time-based RSUs.

In addition to the elements described above, all employees, including our NEOs, are eligible to participate in a number of programs that comprise Castlight’s total rewards package, including health and welfare benefits, flexible time away, our 401(k) plan with a company-sponsored match, our Employee Stock Purchase Plan, and ancillary offerings like telemedicine, legal services, and tuition reimbursement.

Our Named Executive Officers did not receive any material employee benefits or perquisites in fiscal 2020 other than the employee benefits and perquisites provided to all employees.

Our 2020 Compensation Program

Base Salary
Base salary is the only fixed component of our NEOs’ total cash compensation and provides competitive and stable pay to attract and retain our executives. We make annual salary decisions by taking into account competitive data, the skills and experience that each executive brings to the Company, and the performance contributions of each executive.
When evaluating salary levels for 2020, the Committee reviewed data from our 2020 Peer Group and determined that base salaries for both Ms. O’Meara and Mr. Bondurant were below the market 50th percentile. Following review, the Committee approved an increase to Ms. O’Meara’s base salary to between the 50th and 60th percentile against our 2020 Peer Group. Since Mr. Bondurant did not receive a base salary increase upon his promotion to CFO in November 2019, the Committee approved raising his base salary to a level between the market 25th and 50th percentile against the 2020 Peer Group. The Committee did not adjust Ms. Kotchoubey’s base salary in 2020.

Executive	2019	2020 Peer Group Median	2020	Annual Increase
Maeve O’Meara	$450,000	$465,500	$470,000	4.4%
Will Bondurant	$300,000	$363,000	$340,000	13.3%
Helen Kotchoubey	$400,000	$356,600	$400,000	0.0%

COVID-19 Related Reductions in Base Salaries. As part of the Company’s cost management efforts during the COVID-19 pandemic and in consultation with the Committee and Board of Directors, effective May 16, 2020, management implemented a temporary base salary reduction for executive management, directors, and other employees, consisting of: a 30% reduction for our Chief Executive Officer, 25% reduction for our Chief Financial Officer, 20% reduction for members of our executive leadership team, and tiered reductions of 10% - 15% for non-leadership employees with salaries above $100,000. In early November 2020, after evaluating the impact of this cost management strategy with the Board of Directors and members of the Committee, management determined to reinstate full salaries for impacted employees, including our NEOs. The Committee did not provide additional cash or equity to members of the executive leadership team in order to make them whole in light of the salary reductions.

Annual Cash Incentives

Our Senior Management Bonus Plan, or Bonus Plan, is designed to provide a financial incentive for our executives to achieve goals our Committee establishes for the company. The Committee determines the Bonus Plan pool based on company performance, and actual individual awards are further modified by individual target bonus percentages (calculated as a percentage of base salary), as shown below. While the 2019 Bonus Plan consisted of two performance periods of two fiscal quarters each, the 2020 Bonus Plan consisted of a single annual set of targets tied to objective, pre-established financial and operational metrics measured as of year-end. Bonuses, if any, under the 2020 Bonus Plan and future bonus plans are expected to be paid to eligible executives once per year.

Castlight must meet designated threshold levels of performance for the bonus pool to be funded at all. When Company performance meets or exceeds its goals, funding of the pool can then be determined ratably, based upon actual performance against the targets set in the pre-established company metrics. Each company metric is typically calculated individually, and the sum of the calculations determines the available bonus pool funding, relative to the target amount.

In addition, the Committee has discretion to grant individual bonus awards at, below, or above target, based on individual performance and the total funding available in the award pool, although the total amount of awards cannot exceed the total amount of funding in the pool. Awards are typically paid during the quarter following the close of the performance period, subject to the executive’s continued employment through the payment date. The Committee may also approve discretionary bonuses outside of the Bonus Plan to recognize an executive’s’ extraordinary performance.

2020 Goals and Performance. The 2020 Bonus Plan focused on three categories of objective strategic goals intended to drive growth and increase stockholder value: (1) reinvigorating our direct business; (2) increasing product value; and (3) unlocking new growth. For fiscal 2020, bonus payouts may range between 0% and 125% of the target bonus opportunity.

These strategic 2020 objectives and their related metrics reflected the priorities Castlight communicated to stockholders and the investment community during the Company’s Q4 and full-year 2019 earnings call. For strategic goals with multiple earning tiers, the Committee believed (i) performance at threshold was achievable in alignment with our externally communicated guidance, (ii) performance at target was achievable with significant additional effort, and (iii) performance at 125% of target was a “stretch” goal only achievable with extraordinary effort. The Company and Committee did not adjust these goals in light of the COVID-19 pandemic and its impact on the Company’s business.

The 2020 targets, their assigned weights, and associated achievement metrics are set forth below.

Metric	Weighting	Objectives	Performance
Reinvigorate Direct Business
Direct Employer Sales, New Bookings	15% funding (threshold); 20% funding (company plan); 25% funding (maximum)	New employer bookings achieved at threshold	Threshold not met = 0%
Customer Retention	15% funding (threshold); 20% funding (company plan); 25% funding (maximum)	Customer retention achieved at threshold	Met at threshold = 15%
Increase Product Value
Launch Care Guides	30%	Care Guides offering to be “generally available” by end of Q3 2020	Achieved = 30%
Unlock New Growth
New Health Plan Bookings	30%	Sign at least one health care plan with ARR before the end of 2020	Signed two health care plans = 30%
Total Achievement			75%
In January 2021, the Committee evaluated the Company’s achievement against each of these strategic goals and recommended that the Bonus Pool be funded at 75% of target based on the percentages set forth above. The Committee then considered Ms. O’Meara’s efforts to improve the Company’s process and operations during 2020, including:

•Leading Castlight successfully through the impact of COVID-related business disruptions;
•Executing on two critical strategic goals - signing our first new Health Plan and launching the Care Guides functionality;
•Delivering new business opportunities, including the Company’s relationship with Boston Children’s Hospital;
•Building a team of capable leaders, including the additions of a new Chief Engineering Officer, Chief People Officer, Chief Information Security Officer, and SVP Customer Experience;
•Inspiring optimism and creativity in the face of a global pandemic affecting our customers, users, and employees; and
•Investing in the culture of the company by launching refreshed corporate values to guide our day-to-day decision making.

The Committee then approved payment of the following bonus amounts to the NEOs, other than Ms. Kotchoubey who was not eligible to receive a bonus because she was not employed by the Company at the time bonuses were paid.

Executive	2020 Base Salary	Target Bonus as % of Base Salary	Target Annual Bonus	2020 Earned Award
Maeve O’Meara	$470,000	100%	$470,000	$400,000(1)
Will Bondurant	$340,000	60%	$204,000	$153,000(2)
Helen Kotchoubey	$400,000	75%	$300,000	$—
(1) 75% of target annual bonus plus $47,500 in consideration of individual performance in 2020
(2) 75% of target annual bonus

Annual Equity Grants
Our focus on long-term value creation has led us to rely more heavily on equity compensation to ensure that a significant portion of a NEO’s compensation opportunity is related to factors that directly and indirectly influence stockholder value. Furthermore, we believe that equity participation establishes a sense of ownership and aligns executives’ interests with those of other stockholders. The Committee does not use a set formula to determine the mix or form of our annual equity awards.

    For 2020, in consultation with Radford and to better manage dilution, the Committee considered market-based equity grants based on the 50th percentile of our 2020 Peer Group as in prior years, given the leadership transition in 2019 and the Company’s turnaround strategy for 2020, the Committee decided to grant time-based equity awards on a one-time basis in 2020 in order to focus management’s efforts on increasing the Company’s stock price, directly aligning the executives’ interests with those of our stockholders. The Committee granted a mix of 75% time-based RSUs and 25% stock options to Ms. O’Meara and 100% time-based RSUs to Mr. Bondurant. Ms. Kotchoubey was not eligible to receive an equity award because she was newly-hired in November 2019 and received a substantial grant at that time.
The following table shows the number of RSUs and stock options granted to our Named Executive Officers in early 2020.

Executive	RSUs		Stock Options
	(#)	($)(1)	(#)	($)(2)
Maeve O’Meara	992,000	1,001,920	331,000	214,918
Will Bondurant	300,000	387,000	0	0
Helen Kotchoubey	0	0	0	0
(1)The amounts reported represent the aggregate grant date fair value of RSUs granted to the named executive officers, if applicable, as computed in accordance with ASC 718. See Note 13 to our 2020 consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards. The amounts reported in this column reflect the accounting cost for these RSUs and do not purport to reflect the value that will be recognized by our named executive officers.
(2)The amounts reported represent the aggregate grant date fair value of the stock option granted, if applicable, as computed in accordance with ASC 718. Please see Note 13 to our 2020 consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards. The amounts reported in this column reflect the accounting cost for these stock options and do not purport to reflect the value that will be recognized by our named executive officers.
The RSUs vest over four years in equal, quarterly installments beginning on March 16, 2020, and the stock options vest 1/5th on March 3, 2021 with the remainder vesting in equal monthly installments thereafter. The exercise price of the stock options is $1.01 per share, which equals the fair market value of the Company’s Class B common stock on March 3, 2020, the date of grant.

Equity Awards Granted in Prior Years Settling in 2020
In 2019, the Committee granted 689,656 performance-based RSUs to Ms. O’Meara in connection with her promotion to CEO. The grant was structured as follows:
•Grant Date Value — $1,000,000.
•Performance Period — Two years from the grant date of August 16, 2019.
•Metrics/Weighting — 50% based on a further initiative or agreement with Anthem and 50% based on execution of a strategic partnership with a new health plan or industry participant
•Vesting — Awards earned in the first year of the performance period will not vest unless Ms. O’Meara is employed on the one-year anniversary of the grant date.
•Status — 50% of the award satisfied the performance metrics on October 19, 2019 based on the execution of an extended and expanded Anthem agreement. These shares vested on August 17, 2020, given that the performance criteria was achieved inside the first year of the performance period. The remaining 50% of the award satisfied the performance metrics on August 11, 2020, based on the execution of an agreement with Cigna, Inc. These shares vested on August 17, 2020.

Our 2021 Compensation Program

Key Changes to 2021 Compensation Program

In late 2020 and early 2021, in response to input from our stockholders following our outreach, the Committee reviewed the executive compensation program and determined to make the following changes in the best interests of the the Company and our stockholders:

•Increased the percentage of performance-based incentive compensation awarded to our executive officers by using performance-based RSUs with a performance metric tied to the Company’s financial goals.
•Introduced additional performance-based compensation plans in the organization, and transitioned our Customer Success Managers, who are responsible for our customer retention program, from a company bonus to an individual performance-based compensation structure.
•Adopted stock ownership guidelines for our executive officers to more closely connect executives’ interests to those of our stockholders.
•Adopted a clawback policy to mitigate certain incentive compensation risks.

Please see “Annual Equity Grants” below for a description of the performance-based RSU program.

2021 Peer Group

During its annual review of Company’s peer group in August 2020, the Committee analyzed criteria used to qualify 2020 Peer Group members and determined that the maximum market capitalization metric for that group was significantly higher than the Committee considered reasonable relative to Company’s current market capitalization. As a result, the Committee adjusted the market capitalization range for the peer group from between $150 million and $1.5 billion to a market capitalization range generally between $50 million and $600 million (approximately 0.3x to 3x Castlight’s then current market value).

Based on this adjustment, the Committee reduced the size of the 2021 peer group (“2021 Peer Group”) from 18 to 16 companies by: removing Carbonite, Care.com, Glu Mobile, Health Catalyst, Model N, QAD, and Tabula Rasa Healthcare since they no longer met the revised criteria; and adding Accolade, Computer Programs and Systems, NantHealth, Synchronoss Technologies, and Vocera Communications. The Committee specifically determined that the addition of Accolade was appropriate given that, although it has a larger market capitalization, it is the Company’s most direct peer and market competitor.

The following public companies comprise our 2021 Peer Group:

Accolade*	BenefitFocus	Brightcove
ChannelAdvisor	Computer Programs and Systems*	eGain
Evolent Health	HealthStream	MobileIron
NantHealth*	Quinstreet	Shotspotter
Synchronoss Technologies*	TechTarget	Telenav
Vocera Communications*

* new for 2021

2021 Base Salaries
In February 2021, the Committee reviewed annual base salaries for the Company’s NEOs, taking into account our stated desire to continue to target the market 50th percentile against the 2021 Peer Group. In addition, the Committee considered each executive’s performance as well as the criticality of the role.

    When reviewing a proposed base salary increase for Ms. O’Meara, the Committee first considered that her 2020 base salary lagged behind the 2021 Peer Group median by approximately 4%. In addition, the Committee considered Ms. O’Meara’s individual performance in 2020 amidst extraordinary challenges managing through the COVID-19 pandemic, and the criticality of her role and her contributions to the Company in that capacity. Based on the foregoing, the Committee approved a 6.4% increase to Ms. O’Meara’s base salary, as set forth below.

Taking into account the market delta of approximately 5% against the 2021 Peer Group median for Mr. Bondurant’s 2020 base salary, the Committee approved an increase to Mr. Bondurant’s base salary as set forth below to bring him to the market 50th percentile against the 2021 Peer Group.

The salary decisions are set forth in the table below.

Executive	2020	2021 Peer Group Median	2021	Annual Increase
Maeve O’Meara	$470,000	$490,700	$500,000	6.4%
Will Bondurant	$340,000	$357,500	$357,500	5.1%
2021 Bonus Plan
In February 2021, the Committee reviewed the proposed 2021 bonus plan, taking into account the company’s commitment to its stockholders to more closely align bonus plan targets with financial and strategic metrics intended to reward performance and drive increased stockholder value. Management proposed, and the Committee subsequently agreed, that (i) 50% of the funding for the bonus plan be tied to specific financial targets established by the 2021 operating plan as approved by the Board, and (ii) 50% of the funding be tied to key strategic initiatives designed to increase the market’s awareness and understanding of Castlight’s solutions and enable the company’s transformation and return to growth.

For strategic goals that were set with multiple earning tiers, the Committee believed (i) performance at threshold to be achievable in alignment with the Company’s externally communicated guidance, (ii) performance at target to be achievable with significant additional effort, and (iii) performance at 125% of target to be a “stretch” goal that would only be achieved with extraordinary effort. For measures with a single target, the Committee based its objectives on goals set forth in the Company’s 2021 Operating Plan as approved by the Board.
The 2021 strategic objectives and the weights assigned to them are as follows:

Metric	Weighting	Objectives
Direct employer sales; new bookings	10% at threshold; 15% at target; 20% at maximum achievement	New employer bookings achieved against range, with mid-point target funding consistent with 2021 operating plan
Customer retention	10% at threshold; 15% at target; 20% at maximum achievement	Customer retention achieved against range, with mid-point target funding consistent with 2021 operating plan
Net member increase for key customer	15% at threshold; 20% at target; 25% at maximum achievement or 20% related to new product or segment	Either (i) grow net customer membership (15%-25% range based on achievement) or (ii) agreement signed and work underway related to a new product or segment (20% if achieved)
Market leadership	25% if achieved	Publish a target number of studies, including an ROI study with leading benefits consultant, and a target number of case studies
Establish Castlight as leading navigation platform	25% if achieved	Respond to a target number of navigation-related RFPs, which serves as a measure of Castlight’s participation in its target market

For fiscal 2021, bonus payouts may range between 0% and 125% of the target bonus opportunity, depending on performance. Annual bonus opportunities for Ms. O’Meara and Mr. Bondurant remained unchanged for 2021, with Ms. O’Meara’s target bonus opportunity set to 100% of her base salary (i.e., $500,000) and Mr. Bondurant’s target bonus opportunity set to 60% of his base salary (i.e., $214,500).
2021 Equity Grants
Reflecting feedback from our stockholders to focus on increasing the amount of performance-based compensation potentially payable to our executive officers, management proposed and Radford recommended that the Committee approve a grant of performance-based restricted stock units (“PSUs”) to Senior Vice Presidents and above in 2021. And, as it did in 2020 to manage dilution, the Committee considered market-based equity grants for 2021 based on the 50th percentile of our 2021 Peer Group as a blend of value and percent of the Company.

To further align executive and stockholder interests, the Committee determined that vesting of the following equity would be based on the achievement of specific levels of annual recurring revenue (“ARR”), a key financial measure management uses to quantify sales performance and forecast future subscription revenue: 50% of RSUs granted to Ms. O’Meara, our CEO; and 25% of RSUs granted to the Company’s Senior Vice Presidents and above, including Mr. Bondurant, our CFO. Management believes that ARR is the most important metric for the Company, market analysts, and the investment community to measure the health of Castlight’s future revenue, given that ARR fully incorporates new sales and customer retention.
In addition, the Committee determined that earned PSUs may range from 0%, 75%, 100% or 125% of target, based on the level of achievement against a designated ARR metric measured as of the end of the 2021 fiscal year. The initial threshold target of 75% is aligned with the company’s external public commitments, and the 125% maximum target is aligned with the company’s internal “stretch” objectives.

In contrast to time-based RSUs that vest in equal quarterly installments over four years, thirty-three percent (33%) of the earned PSUs will vest upon the Committee’s certification of achievement of the performance target, with the remaining PSUs vesting in equal quarterly installments over two years. PSUs will be forfeited if the minimum ARR target is not achieved.
The following table shows the number of RSUs and PSUs granted to each Named Executive Officer, the fair market value of the awards on the date of grant, and the minimum, target, and maximum number of PSUs that could be earned based on the level of achievement of the ARR target measured as of December 31, 2021:

Executive	Time-based RSUs		PSUs		Potential Earned PSUs
	(#)	($)(1)	(#)	($)(1)	# at threshold	# at target	# at 125%
Maeve O’Meara	530,000	1,017,600	530,000	1,017,600	397,500	530,000	662,500
Will Bondurant	256,500	492,480	85,500	164,160	64,125	85,500	106,875
(1)The amounts reported represent the aggregate grant date fair value of RSUs granted to the named executive officers, if applicable, as computed in accordance with ASC 718. See Note 13 to our 2020 consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards. The amounts reported in this column reflect the accounting cost for these RSUs and do not purport to reflect the value that will be recognized by our named executive officers.

Other Compensation Practices and Policies
Insider Trading, Anti-Hedging and Pledging Policies

All employees, officers and directors, consultants, and contractors of the Company or any of our subsidiaries are subject to our Insider Trading Policy. The policy prohibits the unauthorized disclosure of any nonpublic information acquired in the workplace and the misuse of material nonpublic information in securities trading. The policy also includes specific anti-hedging provisions.

To ensure compliance with the policy and applicable federal and state securities laws, all individuals subject to the policy must refrain from the purchase or sale of our securities except in designated trading windows or pursuant to preapproved Exchange Act Rule 10b5-1 trading plans. Even during a trading window period, certain identified insiders, which include NEOs and directors, must comply with our designated pre-clearance policy before trading in our securities.

All members of the Board, employees (including NEOs), consultants, and contractors of the Company (collectively, “Insiders”) are prohibited from engaging in “short sales” of our securities or in trading “derivative securities” tied to our securities. We define a “derivative security” generally to be any security, the value of which is dependent to some degree on another security. Examples of the most common types of derivative securities include “warrants,” “puts” and “calls.” Stock options or other securities issued pursuant to Company benefit plans or other compensatory arrangements with the Company are not subject to this prohibition. Insiders are also prohibited from purchasing any other financial instruments (including, but not limited to, prepaid variable forward contracts, equity swaps, and collars), or engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our stock. Insiders are permitted to invest in publicly offered funds that hold our stock, including mutual funds and exchange traded funds, that are actively managed by an independent fund manager. Insiders are prohibited from investing in exchange funds also known as swap funds. An “exchange fund” allows an investor to “exchange” an individual stock, such as our stock, for shares in a fund of many pooled stocks. In addition, Insiders are prohibited from buying or selling interests in funds containing our securities on the basis of material nonpublic information.

Policy Concerning Recoupment of CEO and CFO Bonuses Following Restatement

In March 2021, our Board adopted a “clawback policy” that applies to current and former officers subject to the requirements of Section 16 of the Exchange Act in the event of a restatement of the Company’s financial statements as a result of such officer’s fraud or intentional misconduct. It applies to incentive-based compensation awarded three years prior to restatement.

Stock Ownership Guidelines for Executive Officers

In March 2021, our Board established stock ownership guidelines for our Senior Vice Presidents and above. The guidelines are designed to encourage long-term stock ownership and more closely link the interests of our executives with those of our stockholders. The ownership guidelines provide that Senior Vice Presidents and above should own a combination of common shares and unvested time-based RSUs equal in value to (i) three times the annual base salary for our Chief Executive Officer, and (ii) one time the respective annual base salary for the Senior Vice Presidents and above, other than the CEO. Compliance with the policy is required within five years of its adoption or when the executive officer becomes subject to the policy. The Compensation and Talent Committee will review progress against these guidelines annually and update them as appropriate.
Employment Agreements

We entered into employment offer letters with Ms. O’Meara, Mr. Bondurant, and Ms. Kotchoubey (who subsequently left the Company) in connection with their respective employment. These arrangements provide for at-will employment and include the named executive officer’s initial base salary, an annual incentive bonus opportunity, and standard employee benefit plan participation. These arrangements also provided for a recommended equity grant to be submitted to our Committee for approval. These offers of employment were each subject to execution of our standard confidential information and invention assignment agreement and other routine matters.

We also executed an Executive Severance Agreement with each NEO containing certain protections upon certain qualifying terminations of employment, including in connection with a change in control. These arrangements are described in greater detail below in the section entitled “Potential Payments Upon Termination or Change in Control.”

Accounting and Tax Considerations

The Company accounts for equity-based compensation under FASB ASC Topic 718, “Compensation–Stock Compensation”, which requires the Company to value and record an expense over the service period of the award. Thus, the Company may record an expense in one year for awards granted in earlier years. Accounting rules also require the recording of cash compensation as an expense when earned.

The Committee considers the deductibility of executive compensation under Section 162(m) of the Code in designing, establishing and implementing our executive compensation policies and practices. Section 162(m)

generally prohibits us from deducting any compensation over $1 million per taxable year paid to certain of our named executive officers. The Tax Cuts and Jobs Act, among other changes, repealed the exception from the deduction limit under Section 162(m) for performance-based compensation effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible, unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017 that are not materially modified after that date. Section 162(m) and the deduction of performance-based compensation remained in effect for our fiscal year 2019 but will not apply in future fiscal years.

While the Committee considers the deductibility of awards as one factor in determining executive compensation, the Committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.

In addition to considering the tax consequences, the Committee considers the accounting consequences of its decisions, including the impact of expenses being recognized in connection with equity-based awards, in determining the size and form of different equity-based awards.

Potential Payments Upon a Termination or Change in Control
We have provided certain severance benefits to our NEOs in order to promote stability and continuity of our senior management, and preserve employee morale and productivity and encourage retention in the face of the disruptive impact of an actual, threatened, or rumored change in control of the Company. The severance benefits were established following the Committee’s review of comparable practices at the Company’s peer companies with advice of the Committee’s independent compensation consultant.

Our outstanding stock option and restricted stock award agreements for our NEOs include a “double trigger” provision that accelerates vesting of unvested awards upon a termination by us without cause or by the employee for good reason within three months before, or twelve months following, a change in control.

We have also entered into Executive Severance Agreements with each of our NEOs. Pursuant to the Executive Severance Agreements, in the event of involuntary termination by Castlight without “cause” or by the executive for “good reason” or, in case of an involuntary termination in connection with a change in control, “corporate transaction good reason” (each as defined in the Executive Severance Agreement), and subject to the employee’s execution of a general release of liability against the Company, the Executive Severance Agreement provides for certain payments and benefits to the executive officers as set forth in the form of agreement attached as Exhibit 10.8 to our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on February 24, 2021.
Compensation and Talent Committee Report on Executive Compensation
The information contained in the Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the information by reference in such filing.
The Compensation and Talent Committee of the Board of Directors (the “Committee”) is responsible for reviewing and approving compensation programs for our executive officers, including the NEOs. The Committee’s responsibilities are specified in the Compensation and Talent Committee Charter. The Committee reviewed the Compensation Discussion and Analysis above with management. Based on the Committee’s review, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the 2021 Annual Meeting.
Members of the Compensation and Talent Committee

David Ebersman (Chair)
Kenny Van Zant
Judith K. Verhave

2020 Summary Compensation Table
The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of the named executive officers for services rendered in all capacities for 2019 and 2020.

Name and Principal Position	Fiscal Year	Base Salary ($)	Non-Equity Incentive Plan Compensation ($)(1)	Bonus ($)	Option Awards ($)(2)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Maeve O'Meara	2020	396,167	400,000	—	214,918	1,001,920	6,658(3)	2,019,663
Chief Executive Officer	2019	411,938	340,674	500,000	—	3,380,062	7,466	4,640,140
Will Bondurant	2020	290,833	153,000	—	—	387,000	6,613(4)	837,446
Chief Financial Officer	2019	288,958	115,000	—	217,860	544,901	6,798	1,173,517
Helen Kotchoubey	2020	166,667		—	—		204,683(5)	371,350
Former Chief Operating Officer	2019	77,436	28,767	140,000	1,050,055	1,050,001	1,280	2,347,539
(1)The amounts reported in the Non-Equity Incentive Plan Compensation column represent the cash incentive bonus paid under our incentive bonus plan for executive officers. Please see the “Compensation Discussion and Analysis” section of this proxy statement for additional information regarding the amounts paid under the 2020 bonus program.
(2)The amounts reported in the Option Awards and Stock Awards columns represent the grant date fair value and includes time-based and performance-based restricted stock units, as applicable, granted to the named executive officers during 2019 and 2020 as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 13 to the audited consolidated financial statements included in the applicable Annual Report on Form 10-K. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may have been received by the named executive officers from the awards.
(3)Represents contributions to Ms. O’Meara’s 401(k) plan account of $5,700; and long-term and short-term disability premiums of $958.
(4)Represents contributions to Mr. Bondurant’s 401(k) plan account of $5,700; long-term and short-term disability premiums of $694; travel awards worth $119; and wellness benefits awards worth $100.
(5)Includes $200,000 in severance pay in connection with Ms. Kotchoubey’s departure from the Company in May 2020. In addition, during the course of her employment, she received a contribution to her 401(k) plan account of $2,637; President’s Club travel of $1,548; long-term and short-term disability premiums of $408; and travel awards worth $91.

Annual Base Salary Adjustments

Base salary adjustments awarded by the Compensation and Talent Committee, if any, become effective on March 1 of the applicable fiscal year. Beginning March 1, 2020, Ms. O’Meara’s base salary increased from $450,000 to $470,000 per year and Mr. Bondurant’s base salary increased from $300,000 to $340,000 per year. Beginning March 1, 2021, Ms. O’Meara’s base salary increased to $500,000 per year and Mr. Bondurant’s base salary increased to $357,500 per year. Please see the “Compensation Discussion and Analysis” section of this proxy statement for additional information regarding our executives’ base salary adjustments.

COVID-19 Related Reductions in Base Salaries

As part of the Company’s cost management efforts during the COVID-19 pandemic, effective May 16, 2020, management, after consulting with the Compensation and Talent Committee and the Board of Directors, implemented the following base salary reductions for our employees, including our NEOs: 30% for our Chief Executive Officer, 25% for our Chief Financial Officer, 20% for other members of our executive leadership team, and tiered reductions of 10% - 15% for other employees with salaries above $100,000. Management anticipated these reductions would last at least six months and would be re-evaluated at that time.

Ms. O’Meara’s base salary from March 1, 2020 to May 16, 2020 was $470,000 per year. Her base salary was reduced to $329,000 per year during the effective period of the salary reduction. Mr. Bondurant’s base salary from March 1, 2020 through May 16, 2020 was $340,000 per year. His base salary was reduced to $255,000 per year during the effective period of the salary reduction.

In early November 2020, management, in consultation with the Board of Directors, including members of the Compensation and Talent Committee, determined to reinstate full salaries for employees impacted by the salary reduction, including our CEO and CFO, effective November 16, 2020. Neither Ms. O’Meara nor Mr. Bondurant received additional cash or equity to compensate for the loss of income resulting from the salary reduction program.

Bonus Awards

The Compensation and Talent Committee has, from to time, awarded cash bonuses outside of our Annual Bonus Plan (i.e., our non-equity incentive plan). In 2019, Ms. O’Meara was awarded a $500,000 retention bonus as part of her promotion to Chief Executive Officer. The bonus was subject to full clawback if Ms. O’Meara left the position prior to the one-year anniversary of her promotion.

2020 Outstanding Equity Awards at Fiscal Year-End Table
The following table presents, for each of the named executive officers, information regarding outstanding equity awards held as of December 31, 2020. Ms. Kotchoubey had no outstanding equity awards as of December 31, 2020. The stock options and restricted stock units are subject to acceleration upon certain events as described in “Potential Payments upon Termination or Change in Control.”

	Option Awards							Stock Awards
Name	Grant Date		Vesting Commence-ment Date	Option Awards - Number of Securities Underlying Unexercised Options (#) Exercisable	Option Awards - Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Awards - Option Exercise Price ($)	Option Awards - Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Ms. O’Meara	10/12/2011	(2)	8/16/2011	5,000	—	0.85	10/11/2021
	11/8/2012	(3)	11/8/2012	9,000	—	1.09	11/7/2022
	2/12/2013	(2)	11/1/2012	7,500	—	1.12	2/11/2023
	10/25/2013	(4)	10/23/2013	20,000	—	2.35	10/24/2023
	2/24/2016	(5)	2/24/2016	11,170	501	2.99	2/23/2026
	2/24/2016	(5)	2/24/2016	13,404	501	2.99	2/23/2026
	2/24/2016	(5)	2/24/2016	120,628	4,172	2.99	2/23/2026
	2/24/2016	(5)	2/24/2016	3,329	—	2.99	2/23/2026
	2/24/2016	(5)	2/24/2016	1,095	—	2.99	2/23/2026
	3/7/2017	(7)	2/16/2017					3,125	4,063
	3/16/2018	(7)	3/16/2018					62,500	81,250
	6/11/2018	(7)	6/11/2018					75,000	97,500
	4/5/2019	(7)	2/16/2019					207,563	269,832
	8/16/2019	(7)	8/16/2019					474,139	616,381
	3/3/2020	(9)	3/3/2020		331,000	1.01	3/3/2030
	3/3/2020	(7)	3/3/2020					806,000	1,047,800

Mr. Bondurant	7/24/2013	(2)	4/15/2013	1,750	—	1.29	7/23/2023
	10/25/2013	(4)	10/23/2013	5,757	—	2.35	10/24/2023
	2/24/2016	(5)	2/24/2016	7,249	251	2.99	2/23/2026
	2/24/2016	(5)	2/24/2016	5,799	201	2.99	2/23/2026
	2/24/2016	(4)	2/24/2016	12,000	—	2.99	2/23/2026
	5/4/2017	(6)	5/16/2017					1,250	1,625
	8/22/2017	(6)	8/16/2017					3,750	4,875
	8/15/2018	(7)	8/16/2018					21,875	28,438
	8/15/2018	(7)	8/16/2018					8,750	11,375
	2/13/2019	(8)	2/16/2019	4,375	5,625	3.22	2/15/2029
	2/13/2019	(7)	2/16/2019					25,313	32,907
	11/15/2019	(7)	11/16/2019	58,013	192,061	1.42	11/15/2029
	11/15/2019	(8)	11/16/2019	6,117	329	1.42	11/15/2029
	11/15/2019	(7)	11/16/2019					211,269	274,650
	2/14/2020	(7)	2/16/2020					243,750	316,875
(1)Market value of the shares is based on the closing price of Class B common stock on December 31, 2020 of $1.30.
(2)This stock option vests (a) with respect to 20% of the underlying shares of Class B common stock on the one-year anniversary of the holder’s vesting commencement date, (b) with respect to 20% of the underlying shares of Class B common stock thereafter, in four substantially equal installments upon the completion of each additional quarter year of service and (c) the remaining underlying shares, in eight substantially equal installments upon the completion of each additional quarter year of service thereafter. The stock options are subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”
(3)This stock option vests with respect to the underlying shares of Class B common stock in 8 substantially equal installments, commencing on the second-year anniversary of the holder's vesting commencement date, upon the completion of each quarter year of service thereafter.

The stock options are subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”
(4)This stock option vests in 48 substantially equal installments, each consisting of 2.083% of the underlying shares of Class B common stock upon the holder’s completion of each additional consecutive month of service thereafter.
(5)This stock option vests in 60 substantially equal installments, each consisting of 1.6667% of the underlying shares of Class B common stock upon the holder’s completion of each additional consecutive month of service thereafter.
(6)These RSUs vest (a) with respect to 25% of the underlying shares of Class B common stock on the one-year anniversary of the holder’s vesting commencement date, (b) with respect to the remaining underlying shares, in 12 substantially equal installments upon the completion of each additional quarter year of service thereafter.
(7)These RSUs vest in 16 substantially equal installments, each consisting of 6.25% of the underlying shares of Class B common stock upon the holder’s completion of each quarter year of service following the holder’s vesting commencement date.
(8)This stock option vests in 16 substantially equal installments, each consisting of 6.25% of the underlying shares of Class B common stock upon the holder’s completion of each quarter year of service following the holder’s vesting commencement date.
(9)This stock option vests as to 1/5th of the underlying shares of Class B common stock on March 3, 2022, with the remainder vesting 1/36th in equal monthly installments.
Employment Arrangements

We entered into employment offer letters with Ms. O’Meara, Mr. Bondurant, and Ms. Kotchoubey (who subsequently left the Company) in connection with their respective employment. These arrangements provide for at-will employment and include the named executive officer’s initial base salary, an annual incentive bonus opportunity, and standard employee benefit plan participation. These arrangements also provided for a recommended equity grant to be submitted to our Committee for approval. These offers of employment were each subject to execution of our standard confidential information and invention assignment agreement and other routine matters.
Potential Payments upon Termination or Change in Control
Under the terms of our 2008 Stock Incentive Plan and our 2014 Equity Incentive Plan, and the Jiff, Inc. 2010 Stock Plan, each named executive officer who is terminated other than for cause may exercise any previously-vested stock options that he or she held at the time of termination for a period of three months following the termination date. If a named executive officer is terminated for cause, all stock options held by such officer terminate as of the date of termination. For more information about the named executive officers’ outstanding equity awards as of December 31, 2020, see “2020 Outstanding Equity Awards at Fiscal Year-End Table” above.
We entered into an Executive Severance Agreement with certain of our executive officers, including our named executive officers, which provide such officers for the following benefits upon a qualifying termination, which means a termination by us without cause or a termination by the executive for good reason (as such terms are defined in the retention agreement), outside of a change in control (as such term is defined in the retention agreement) in exchange for a customary release of claims: (i) a lump sum severance payment of 12 months of base salary to our Chief Executive Officer and up to nine months to our other executive officers, including our other named executive officers, and (ii) payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for up to 12 months to our Chief Executive Officer and up to nine months to other executive officers, including our other named executive officers. If the executive officer is subject to a qualifying termination within the three months preceding a change in control (but after a legally binding and definitive agreement for a potential change of control has been executed) or within the 12 months following a change in control, the retention agreements provide the following benefits in exchange for a customary release of claims: (i) a lump sum severance payment of 24 months of base salary to our Chief Executive Officer and up to 18 months to other executive officers, including our other named executive officers, (ii) 100% acceleration of any then-unvested equity awards for executive officers, including our named executive officers, and (iv) payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for up to 24 months to our Chief Executive Officer and up to 18 months to other executive officers, including our other named executive officers. Each retention agreement is in effect for three years, with automatic three-year renewals unless we give notice to the executive officer three months prior to expiration. The benefits under the Severance Agreements supersede all other cash severance and vesting acceleration arrangements.

TRANSACTIONS WITH RELATED PARTIES, FOUNDERS, AND CONTROL PERSONS
In addition to the executive officer and director compensation arrangements discussed above under “Executive Compensation,” the following is a description of transactions since January 1, 2020 to which we have been a participant, in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest or such other persons as may be required to be disclosed pursuant to Item 404 of Regulation S-K, which we collectively refer to as related parties.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our bylaws require us to indemnify our directors to the fullest extent not prohibited by the Delaware General Corporation Law. Subject to certain limitations, our bylaws also require us to advance expenses incurred by our directors and officers. The form of Indemnification Agreement applicable to our directors and executive officers is filed as Exhibit 10.1 to our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on February 24, 2021.

Consulting Agreement with Mr. Cohen

In February 2021, the Company entered into a Consulting Agreement with Seth Cohen, a member of our Board of Directors, pursuant to which Mr. Cohen will provide consulting services to the Company from February 15, 2021 through July 31, 2021. Mr. Cohen will support our direct employer sales organization, with a focus on Castlight’s demand generation, solution positioning, and deal process for large employer customer sales opportunities. In consideration for those services, Mr. Cohen will be paid a flat fee of $22,000 plus one and one-half percent (1.5%) of Direct Employer Bookings (as defined in the Consulting Agreement) for (a) (i) new business deals with prospective customers and (ii) upsells to existing customers that include the Complete, Care Guidance, Wellbeing, or Care Guides functionalities of the Castlight services, and (b) Anthem deals that include Engage Elite and Engage Elite Plus services. The term of the Consulting Agreement may be renewed for additional six-month segments by mutual written agreement. A copy of the Consulting Agreement will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2021.
Review, Approval or Ratification of Transactions with Related Parties
The charter of our Audit Committee requires that any transaction with a related party that must be reported under applicable rules of the SEC, other than compensation related matters, must be reviewed and approved or ratified by our Audit Committee. The Audit Committee has adopted a written related party transactions policy to set forth the procedures for the identification, review, consideration, and approval or ratification of these transactions.

ADDITIONAL INFORMATION
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms furnished to us and written representations from the directors and executive officers during fiscal 2020, we believe that all Section 16(a) filing requirements were timely met in fiscal 2020, except that due to an administrative error, a Form 4/A for Maeve O’Meara was filed on October 20, 2020 to correct a Form 4 filed on September 16, 2020 to report the conversion of Class A shares into Class B shares upon exercise of Class A stock options.
Stockholder Proposals to be Presented at Next Annual Meeting
Castlight’s bylaws provide that, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Castlight Health, Inc., 150 Spear Street, Suite 400, San Francisco, California 94105, Attn: Corporate Secretary.
To be timely for the 2022 annual meeting, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at the principal executive offices of Castlight not earlier than 5:00 p.m. Pacific Time on February 25, 2022 and not later than 5:00 p.m. Pacific Time on March 27, 2022. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by Castlight’s bylaws. A copy of our bylaws is filed as Exhibit 3.2 to our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on February 24, 2021.
Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2022 annual meeting must be received by us not later than December 31, 2021 in order to be considered for inclusion in our proxy materials for that meeting.
“Householding” - Stockholders Sharing the Same Last Name and Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees and helps protect the environment.

This year, a number of brokers with account holders who are our stockholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received by the brokers from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting their brokers.

Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials, you may write or call our Investor Relations department at 150 Spear Street, Suite 400, San Francisco, California 94105, Attn: Investor Relations, telephone number (415) 829-1400.

Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or our Investor Relations department at the address or telephone number listed above.

Available Information
We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2020, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
Investor Relations
Castlight Health, Inc.
150 Spear Street, Suite 400
San Francisco, California 94105
The Annual Report is also available on the Investor Relations section of our website, which is located at http://ir.castlighthealth.com/investor-relations/investors-overview/ on the financial information tab.

COMMUNICATION WITH THE BOARD OF DIRECTORS
Any stockholder or other interested party wishing to communicate with our Board of Directors may write to our Board of Directors at Castlight Health, Inc., 150 Spear Street, Suite 400, San Francisco, California 94105. Our Corporate Secretary will forward these letters and emails directly to our Board of Directors. Stockholders and other interested parties may indicate in their letters and email messages if their communication is intended to be provided to certain director(s) only. We reserve the right not to forward to our Board of Directors any abusive, threatening, or otherwise inappropriate materials.

OTHER MATTERS
Our Board of Directors does not presently intend to bring any other business before the meeting and, so far as is known to our Board of Directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form provided, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
By order of the Board of Directors:
Alex Shvartsman
SVP, General Counsel and Secretary

San Francisco, California
April 20, 2021

APPENDIX A
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures

To supplement Castlight Health’s financial statements presented in accordance with generally accepted accounting principles (GAAP), we also use and provide investors and others with non-GAAP measures of certain components of financial performance, including non-GAAP gross profit and margin, non-GAAP operating expense, non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP net income (loss) per share. Non-GAAP gross profit and margin, non-GAAP operating expense, non-GAAP operating income (loss), and non-GAAP net income (loss) exclude goodwill impairment, stock-based compensation, certain legal expenses, amortization of intangibles, restructuring charges, capitalization and amortization of internal-use software, and lease exit and related charges.

We believe that these non-GAAP financial measures provide useful supplemental information to investors and others, facilitate the analysis of the company’s core operating results and comparison of operating results across reporting periods, and can help enhance overall understanding of the company’s historical financial performance. However, these non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP.

The non-GAAP measures we provide may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Castlight Health encourages investors and others to review the Company’s financial information in its entirety and not rely on a single financial measure.

We have provided a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure, except that we have not reconciled our non-GAAP capitalization and amortization of internal-use software, which are reconciling items between GAAP and non-GAAP. The factors that may impact our future capitalization and amortization of internal-use software, are out of our control and/or cannot be reasonably predicted, and therefore we are unable to provide such guidance without unreasonable effort. Factors include our market capitalization and related volatility of our stock price and our inability to project the cost or scope of internally produced software.

CASTLIGHT HEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(unaudited)

	Year Ended
	December 31, 2020	December 31, 2019
Gross profit:
GAAP gross profit subscription	$106,164	$103,326
Stock-based compensation	813	774
Amortization of internal-use software	264	—
Amortization of intangibles	2,120	2,364
Reduction in workforce	221	—
Non-GAAP gross profit subscription	$109,582	$106,464
GAAP gross margin subscription	75.2%	75.2%
Non-GAAP gross margin subscription	77.6%	77.5%

GAAP gross loss professional services	$(11,497)	$(19,092)
Stock-based compensation	650	953
Reduction in workforce	317	—
Non-GAAP gross loss professional services	$(10,530)	$(18,139)
GAAP gross margin professional services	(207)%	(323)%
Non-GAAP gross margin professional services	(190)%	(307)%

GAAP gross profit	$94,667	$84,234
Impact of non-GAAP adjustments	4,385	4,091
Non-GAAP gross profit	$99,052	$88,325
GAAP gross margin	64.5%	58.8%
Non-GAAP gross margin	67.5%	61.6%

Operating expense:
GAAP sales and marketing	$32,026	$38,597
Stock-based compensation	(2,028)	(2,142)
Amortization of intangibles	(2,112)	(1,601)
Reduction in workforce	(332)	—
Non-GAAP sales and marketing	$27,554	$34,854

GAAP research and development	$49,465	$58,994
Stock-based compensation	(4,544)	(6,100)
Reduction in workforce	(663)	—
Certain legal expenses	191	(191)
Capitalization of internally developed software	21	80
Non-GAAP research and development	$44,470	$52,783

GAAP general and administrative	$25,662	$27,981
Stock-based compensation	(4,410)	(5,034)
Amortization of intangibles	(17)	(66)
Certain legal expenses	—	(533)
Reduction in workforce	(482)	—
Non-GAAP general and administrative	$20,753	$22,348

GAAP goodwill impairment	$50,300	$—
Goodwill impairment	(50,300)	—
Non-GAAP goodwill impairment	$—	$—

GAAP operating expense	$157,453	$125,572
Impact of non-GAAP adjustments	(64,676)	(15,587)
Non-GAAP operating expense	$92,777	$109,985

Operating loss:
GAAP operating loss	$(62,786)	$(41,338)
Impact of non-GAAP adjustments	69,061	19,678
Non-GAAP operating income (loss)	$6,275	$(21,660)

Net loss and net loss per share:
GAAP net loss	$(62,183)	$(40,002)
Total pre-tax impact of non-GAAP adjustments	69,061	19,678
Non-GAAP net income (loss)	$6,878	$(20,324)
GAAP net loss per share, basic and diluted	$(0.41)	$(0.28)
Non-GAAP net income (loss) per share, basic and diluted	$0.05	$(0.14)
Shares used in basic and diluted net loss per share computation	151,478	145,172

ANNUAL MEETING OF STOCKHOLDERS OF

CASTLIGHT HEALTH, INC.

June 10, 2021

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/18865/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20330300000000000000 3 061021

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

NOMINEES:

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

○ Seth Cohen	Class I director
○ Bryan Roberts	Class I director
○ Kenny Van Zant	Class I director

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

This proxy, when properly executed, will be voted in the manner directed. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

CASTLIGHT HEALTH, INC.

June 10, 2021

PROXY VOTING INSTRUCTIONS

INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet, please visit https://web.lumiagm.com/267919218 (password: castlight2021) and be sure to have your control number available.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/18865/

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20330300000000000000 3 061021

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Seth Cohen — Class I director
- ○ Bryan Roberts — Class I director
- ○ Kenny Van Zant — Class I director

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

This proxy, when properly executed, will be voted in the manner directed. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

CASTLIGHT HEALTH, INC.

Proxy for Annual Meeting of Stockholders on June 10, 2021

Solicited on Behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Maeve O'Meara and Alex Shvartsman, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of CASTLIGHT HEALTH, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 9:00 AM, PDT on 6/10/2021 virtually at https://web.lumiagm.com/267919218 (password: castlight2021), and any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

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